EXHIBIT 10.2

FACILITY AGREEMENT

FACILITY AGREEMENT (this “Agreement”), dated as of June 2, 2014, between KemPharm, Inc., a Delaware corporation (the “Borrower” or a “Credit Party”), and the lenders set forth on the signature page of this Agreement (the “Lenders” and, together with the Borrower, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower wishes to borrow from the Lenders $60,000,000 for the purposes described in Article 2; and

WHEREAS, the Lenders desire to make a loan to the Borrower for such purpose,

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Additional Amounts” has the meaning set forth in Section 2.5(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly:

(a) controls, or is controlled by, or is under common control with, such Person; or

(b) is a general partner, controlling shareholder, or managing member of such Person.

A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Accrual” has the meaning set forth in Section 2.11.

“Agreement and Plan of Merger” means the Agreement and Plan of Merger dated May 30, 2014 between the Borrower and KemPharm, Inc., an Iowa corporation.

“Agreement Date” means the date of this Agreement.

“Allocations” has the meaning set forth in Section 2.2(a).

“Applicable Laws” means all statutes, rules and regulations of any Governmental Authorities in the United States or elsewhere applicable to the Borrower or its Subsidiaries.

“Authorizations” has the meaning set forth in Section 3.1(j).

“Business Day” means a day other than a day on which commercial banks are authorized or required by law to close in the City of New York.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Common Stock” has the meaning set forth in the Warrants.

“Competitor” means a Person whose principal business is the development and/or commercialization of drug therapies for the treatment of pain, attention deficit/hyperactivity disorder and central nervous order diseases; but shall not include any financial investment firm or collective investment vehicle that, together with Affiliates, holds less than a majority of the outstanding equity of any Competitor.

“Conversion Shares” has the meaning set forth in Section 3.1(w).

“Customary Subordination Terms” means, with respect to any subordinated Indebtedness:

(A) that no payment in respect of such subordinated Indebtedness may be made if (a) an Event of Default pursuant to Section 5.4(a) shall have occurred and is continuing, including as a result of the delivery of an acceleration notice pursuant to Section 5.4 until such acceleration notice is rescinded or the Notes have been paid in full or (b) any other Event of Default shall have occurred and be continuing and the Lenders shall have sent to Borrower a notice of default (a “Payment Blockage Notice”); provided that no more than one Payment Blockage Notice may be sent during any 365 day period and payments in respect of such Indebtedness may resume upon the earliest to occur of (i) the date on which such default is cured or waived in writing by the Lenders, (ii) 91 days after the date the Notes are paid in full, (iii) the date 179 days after the date on which the Payment Blockage Notice is received, and (iv) the date the Payment Blockage Notice is rescinded;

(B) that in the event of any voluntary or involuntary insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith relative to Borrower or to its property, then (a) the Lenders shall be paid in full in cash in respect of all of the Obligations, including without limitation, any interest due and payable under the Notes whether or not such interest is an allowed claim in such proceeding, before any holder of such subordinated Indebtedness (“Holder”) is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of such subordinated Indebtedness and (b) until the Obligations are paid in full in cash, any payment or distribution to which such Holder would otherwise be entitled shall be made to the Lenders;

(C) If any payment or distribution of any character by or on behalf of Borrower, whether in cash, securities or other property, in respect of such subordinated Indebtedness shall (despite these subordination provisions) be received by any Holder in violation of any provision of this definition before the Obligations shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to the Lenders, to the extent necessary to pay the Obligations in full in cash;

(D) Holders will not request relief from the stay except and to the extent the Lenders request and obtain relief from the stay;

(E) Such subordinated Indebtedness bears interest at a market rate; and

(F) Such additional terms as are customary for such subordinated Indebtedness, including lien subordination, standstill on remedies and with respect to waiver of any claims under Sections 506(c), 552 and 1111(b) of the Bankruptcy Code.

“Default” means any event which, at the giving of notice or lapse of time or the failure to fulfill any conditions (or any combination of the foregoing), would constitute an Event of Default.

“Disbursements” has the meaning set forth in Section 2.2(b).

“Disbursement Condition” means the Borrower shall have authorized and reserved for issuance a number of shares of Common Stock sufficient to cover the Warrant Shares, the Note Shares and the Conversion Shares (computed without regard to any limitations on the number of shares that may be issued on exercise).

“Disbursement Request” has the meaning set forth in Section 2.2(b).

“Disbursement Shares” has the meaning set forth in Section 2.10(f).

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Equity Documents” means the collective reference to the Right of First Refusal and Co-Sale Agreement, Voting Agreement and Investors’ Rights Agreement and all shareholder consents to the foregoing documents.

“Event of Default” has the meaning set forth in Section 5.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Existing Convertible Notes” means the Borrower’s unsecured convertible notes in an original aggregate principal amount of $3,846,000 issued pursuant to that certain Subscription Agreement dated as of April 15, 2013.

“Existing Warrants” means the warrants to purchase equity securities of the Borrower issued in connection with the Existing Convertible Notes pursuant to that certain Subscription Agreement dated as of April 15, 2013.

“Excluded Taxes” mean with respect to any Lender: (a) Taxes imposed on (or measured by) such Lender’s net income or net capital (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or incorporated or in which its principal office is located, or in which the applicable lending office is located, or (ii) that are Other Connection Taxes; (b) any withholding Tax imposed by the United States on amounts payable to or for the account of such Lender under the laws in effect at the time such Lender (i) acquires an interest in the Loan or any other Transaction Document (other than the Warrants) or (ii) changes its lending office, except in the case of the foregoing clause (i), to the extent that such Lender acquired its interest in the Loan from a transferor that was entitled, immediately before such transfer, to receive Additional Amounts with respect to such withholding Tax, or, in the case of the foregoing clause (ii), to the extent such Lender was entitled to receive Additional Amounts with respect to such withholding Tax immediately before it changed its lending office; (c) any Taxes attributable to such Lender’s failure to comply with Section 2.5(d), except to the extent that such Lender is legally unable to comply with Section 2.5(d) as a result of any change in law occurring subsequent to the date such Lender acquired its interest in the Loan, and (d) any withholding Taxes imposed by the United States on payments to such Lender under FATCA.

“FATCA” means Section 1471 through 1474 of the Code as of the Agreement Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FDA” means the U.S. Food and Drug Administration.

“FDA Acceptance” means the FDA’s acceptance for review of the Borrower’s NDA for KP201 for the treatment of acute pain in humans, provided that such NDA conforms, in the reasonable determination of the Lenders, to FDA’s requirements for approval as informed by the advice and guidance provided to the Borrower by the FDA.

“FDA Approval” means the issuances of the FDA’s approval letter enabling the Borrower to commercially promote, market, distribute and use KP201 in the United States for the treatment of acute pain in humans.

“Final Payment” means such amount as may be necessary to repay the outstanding principal amount of the Notes and any other amounts owing by the Borrower to the Lenders pursuant to the Transaction Documents.

“First Disbursement” has the meaning set forth in Section 2.1 (a).

“GAAP” means United States generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession).

“Governmental Authority” means any government, quasi-governmental agency, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative or public body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question.

“Guaranty and Security Agreement” means the agreement so named dated as of the Closing Date between the Borrower and the Lenders pursuant to which the Borrower and any future Credit Parties will grant the Lenders a security interest in the assets specified therein to secure the Obligations.

“Indebtedness” means the following:

(i) all indebtedness for borrowed money;

(ii) all the deferred purchase price of assets or services (other than payables) which, in accordance with GAAP, would be shown to be a liability (or on the liability side of a balance sheet);

(iii) all guarantees of indebtedness;

(iv) all letters of credit issued or acceptance facilities established for the account of the Borrower, including, without duplication, all drafts drawn thereunder;

(v) all capitalized lease obligations of such Person;

(vi) all indebtedness (except pursuant to this clause (vi)) of another Person secured by any Lien on any property of the Borrower, whether or not such indebtedness has been assumed or is recourse (with the amount thereof, in the case of any such indebtedness that has not been assumed by the Borrower, being measured as the lower of (x) the fair market value of such property and (y) the amount of the indebtedness secured);

(vii) indebtedness created or arising under any conditional sale or title retention agreement.

“Indemnified Person” has the meaning set forth in Section 6.11.

“Indemnified Taxes” means, with respect to any Person, all Taxes (including Other Taxes), other than Excluded Taxes, imposed on or with respect to any payment made by Borrower to, or to the account of, such Person under any Transaction Document (other than the Warrants).

“Indemnity” has the meaning set forth in Section 6.11.

“Interest Payment Date” has the meaning set forth in Section 2.7.

“Interest Rate” means 9.75% interest per annum.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement dated as of June 2, 2014, by and among the Borrower and the stockholders party thereto.

“IP” and “Intellectual Property” have the meaning set forth in Section 3.1(l).

“IPO” has the meaning set forth in Section 5.2(g).

“IRS” means the United States Internal Revenue Service.

“Lender” shall have the meaning set forth in the preamble to this Agreement, in addition to any transferee of a Lender’s interest under this Agreement.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, or other encumbrance on or with respect to property or interest in property having in each case the practical effect of constituting a security interest, in each case with respect to the payment of any obligation in, or from the proceeds of, any asset or revenue of any kind.

“Loan” means the loans made available by the Lenders to the Borrower pursuant to Section 2.1 or, as the context may require, the principal amount thereof from time to time outstanding.

“Loss” has the meaning set forth in Section 6.11.

“Major Transaction” has the meaning set forth in the Warrants.

“Major Transaction Notice” has the meaning set forth in Section 5.3.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, condition (financial or otherwise) or assets of the Borrower and its Subsidiaries, (b)

the validity or enforceability of any material provision of any Transaction Document, (c) ability of the Borrower to timely perform the Obligations or (d) the rights and remedies of the Lenders under any Transaction Document.

“Maximum Accrual” has the meaning set forth in Section 2.11.

“MT Date” has the meaning set forth in Section 5.3.

“NDA” means a “new drug application”, as defined in the United States Food, Drug, and Cosmetic Act, as amended, and applicable FDA rules and regulations, including an application of the type described in section 505(b)(2) of the Act.

“Notes” means the Term Notes and the Senior Secured Convertible Notes.

“Note Shares” has the meaning set forth in Section 3.1(w).

“Obligations” means all obligations and liabilities (monetary or otherwise) of the Borrower arising under or in connection with the Transaction Documents.

“Organizational Documents” means the Certificate of Incorporation and By-laws each as amended to date, of the Borrower.

“Other Connection Taxes” means, with respect to any Lender, Taxes (excluding withholding Taxes imposed by the United States) imposed as a result of a present or former connection between such Lender and the jurisdiction (or any political subdivision thereof) imposing such Tax (other than a connection arising from such Lender having a security interest under, having been a party to, having enforced or having engaged in any other transaction pursuant to this Agreement or any other Transaction Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes, intangible, recording, filing or similar Taxes and any excise or property Taxes arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made in connection with the exercise of remedies following an Event of Default).

“Permitted Indebtedness” means the following Indebtedness:

(i) the Obligations;

(ii) Indebtedness to trade creditors in the ordinary course of business;

(iii) Indebtedness existing as of the Agreement Date and set forth on Schedule 1.1-A and paid only pursuant to the provisions of the agreements evidencing such Indebtedness set forth on such Schedule;

(iv) Indebtedness in respect of performance bonds, surety bonds, bank guaranties and similar instruments incurred in the ordinary course of business and with respect to any letter of credit issued to Kirkwood Community College in exchange for the release of the Liens held by Kirkwood Community College on the assets of Borrower;

(v) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(vi) Indebtedness in respect of netting services, overdraft protections and other similar and customary services in connection with deposit accounts;

(vii) Indebtedness in respect of purchase money financing, capital lease obligations and equipment financing facilities covering existing and newly-acquired equipment, including for the acquisition, installation, qualification and validation of such equipment up to an aggregate amount not to exceed $250,000 at any time outstanding;

(viii) Indebtedness to employees in respect of benefit plans and employment and severance arrangements;

(ix) Indebtedness on Customary Subordination Terms in an aggregate principal amount not to exceed $20,000,000 and with a maturity not earlier than 91 days after the final maturity of the Notes incurred after (a) a Qualified IPO has closed, (b) June 30, 2016 or (c) the FDA has accepted the Borrower’s NDA for KP201 for review and Borrower has delivered a Disbursement Request for the Second Disbursement and the Second Disbursement has not been effected;

(x) Indebtedness in respect of documentary letters of credit or bankers acceptances issued or created for the account of the Borrower or any Subsidiary to facilitate the purchase, shipment or storage of such inventory or goods;

(xi) Indebtedness arising from judgments or decrees not constituting an Event of Default under Section 5.4(e); and

(xii) Indebtedness on Customary Subordination Terms not otherwise permitted hereunder in an aggregate principal amount of $500,000 at any time outstanding with a maturity not earlier than 91 days after the final maturity of the Notes.

“Permitted Liens” means:

(i) Liens existing on the Agreement Date and set forth on Schedule 1.1-B;

(ii) Liens in favor of the Lenders;

(iii) Statutory and common law Liens created by operation of Applicable Law;

(iv) Liens arising in the ordinary course of business and securing obligations that are not more than 30 days overdue or are being contested in good faith by appropriate proceedings;

(v) Liens for taxes, assessments or governmental charges or levies not past due and payable or that are being contested in good faith by appropriate proceedings;

(vi) Liens arising from judgments, decrees or attachments for sums not exceeding $500,000 in circumstances not constituting an Event of Default;

(vii) Liens in favor of financial institutions arising in connection with the Borrower’s and its Subsidiaries’ accounts maintained in the ordinary course of business held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions;

(viii) Pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(ix) Easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially interfere with the conduct of the business of the applicable Person;

(x) Leases, licenses or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries;

(xi) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or equivalent in foreign jurisdictions) on items in the course of collection;

(xii) Liens securing Indebtedness permitted under clause (vii) of the definition of “Permitted Indebtedness,” provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within ninety (90) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such Liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(xiii) the filing of precautionary Uniform Commercial Code financing statements (or equivalent in foreign jurisdictions) solely as a precautionary measure in connection with operating leases and consignment arrangements;

(xiv) Liens existing on property of the Borrower or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed);

(xv) Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder or on any cash collateralizing the letter of credit referenced in clause (iv) of the definition of Permitted Indebtedness;

(xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business;

(xviii) Liens on specific items of inventory or other goods and the proceeds thereof securing the obligations of the Borrower or any Subsidiary in respect of documentary letters of credit or bankers acceptances issued or created for the account of the Borrower or any Subsidiary to facilitate the purchase, shipment or storage of such inventory or goods; and

(xix) Liens relating to Indebtedness on Customary Subordination Terms in accordance with clause (ix) of the definition of Permitted Indebtedness.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Pro Forma Closing Date Balance Sheet” means a balance sheet of the Borrower as of the Agreement Date to give effect to the transactions contemplated by the Transaction Documents and the Equity Documents.

“Put Notice” has the meaning set forth in Section 5.3.

“Put Price” has the meaning set forth in Section 5.3.

“Qualified IPO” shall have the meaning provided therefor in the Warrant.

“Register” has the meaning set forth in Section 1.4(b).

“Required Lenders” means, at any time, Lenders, holding Loans representing more than 50% of the sum of the Loans outstanding.

“Right of First Refusal and Co-Sale Agreement” means the Right of First Refusal and Co-Sale Agreement dated as of June 2, 2014, by and among Borrower and the stockholders party thereto.

“Second Disbursement, Third Disbursement and Fourth Disbursement” have the meanings set forth in Section 2.1 (b).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreements” means, collectively, the Guaranty and Security Agreement and each guaranty, security agreement, pledge agreement, patent and trademark security agreement and all other agreements, instruments and document executed and/or delivered by the Borrower on the Agreement Date pledging or granting a lien on all of the assets of the Borrower.

“Senior Secured Convertible Notes” means the Senior Secured Convertible Notes issued to the Lenders pursuant to Section 2.1, each of which will be in the form attached hereto as Exhibit A.

“Series D Charter Filing” means the filing with the office of the Secretary of State of the State of Delaware of the amendment and restatement of the Borrower’s certificate of incorporation, which filing shall be in the form attached hereto as Exhibit B.

“Series D Preferred Stock” means the series of the preferred stock, par value $0.0001 per share, of the Borrower.

“Subsidiary or Subsidiaries” means, as to the Borrower, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Tax Affiliate” means (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is required to file consolidated, combined or unitary Tax Returns with a Government Authority.

“Taxes” means all present or future taxes, levies, imposts, stamp or other duties, fees, assessments, deductions, withholdings, and other charges imposed by any Government Authority, and all liabilities to a Government Authority with respect thereto, including any interest, fees, additions to tax or penalties applicable thereto (including by reason of any delay in payment).

“Tax Returns” has the meaning set forth in Section 3.1(o).

“Term Notes” means the Term Notes issued to the Lenders pursuant to Section 2.1, each of which will be in the form attached hereto as Exhibit C.

“Transaction Documents” means this Agreement, the Notes, the Security Agreements and the Warrants, the Series D Charter Filing, the Agreement and Plan of Merger and any other document or instrument delivered in connection with any of the foregoing and dated the Agreement Date or subsequent thereto, whether or not specifically mentioned herein or therein.

“Warrants” has the meaning set forth in Section 2.10.

“Warrant Shares” has the meaning set forth in Section 3.1(v).

“Voting Agreement” means the Voting Agreement dated as of June 2, 2014, by and among the Borrower and the stockholders party thereto.

Section 1.2 Interpretation. In this Agreement, wherever the context may require, the singular shall include the plural and vice versa, and any pronoun shall include the corresponding masculine, feminine and neuter forms; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Transaction Documents or Equity Documents means such document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3 Business Day Adjustment. If the day by which any payment or other performance is due to be made is not a Business Day, that payment or other performance shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment or other performance shall be made by the Business Day immediately preceding the day by which such payment is due to be made.

Section 1.4 Register

(a) The Borrower shall record on its books and records the amount of the Loan, the applicable interest rate, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loan made by the Lenders to the Borrower and the interest and payments thereon.

(b) The Borrower shall establish and maintain, at its address referred to in Section 6.1, a record of ownership (the “Register”) in which the Borrower agrees to register by book entry the interests (including any rights to receive payment of principal and interest hereunder) of each Lender in the Loan and each Note, and any assignment of any such interest, and (ii) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and any change thereto pursuant to this Agreement), (2) the amount of the Loan and each Note and each funding of any participation therein, (3) the amount of any principal or interest due and payable or paid, and (4) any other payment received by the Lenders from the Borrower and its application to the Loan and each Note.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loan (including any Notes evidencing the Loan) is a registered obligation, the right, title and interest of the Lenders and their assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof or participation therein shall be effective until recorded therein. This Section 1.4 and Section 6.5 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations.

(d) The Borrower and the Lenders shall treat each Person whose name is recorded in the Register as a Lender (and as the owner of the amounts owing to it under the Loan and/or a Note as reflected in the Register) for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower or such Lender at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE 2

AGREEMENT FOR THE LOAN

Section 2.1 Use of Proceeds. The proceeds of the Loan will be used for the purposes set forth on Exhibit D.

Section 2.2 Disbursement.

(a) Subject to the conditions set forth in Article 4, the Lenders shall disburse to the Borrower on the Agreement Date (the “First Disbursement”) (i) aggregate term loans of $15,000,000, evidenced by a Term Note, and (ii) aggregate term loans of $10,000,000, evidenced by a Senior Secured Convertible Note, in the case of each of the foregoing, in accordance with their respective allocations set forth on Schedule 2.2 as such allocations may be revised by the Lenders from time to time (the “Allocations”). Lenders shall reserve from the First Disbursement $161,000 which, absent an Event of Default, shall be released to Borrower upon the filing of a Uniform Commercial Code termination statement with respect to the Uniform Commercial Code-1 financing statement number E120030277 filed with the Secretary of State of Iowa on April 26, 2012 naming Kirkwood Community College as the secured party.

(b) Subject to the conditions set forth in Article 4, the Lenders shall disburse to the Borrower in three additional Disbursements (the “Second Disbursement”, the “Third Disbursement” and the “Fourth Disbursement” respectively and, collectively with the First Disbursement, the “Disbursements”) term loans in the aggregate amount of $10,000,000 in the case of the Second Disbursement and $12,500,000 in the case of each of the Third and Fourth Disbursements each evidenced by a Term Note, upon receipt from the Borrower on a Business Day (other than the last Business Day of a month) of a written request (“Disbursement Request”) and stating that no Default or Event of Default has occurred or will have occurred on the disbursement date. The disbursement date set forth in a Disbursement Request shall be a date not less than 15 Business Days after the date of receipt by the Lenders of such Disbursement Request and no earlier than the second Business Day of the month following the month in which such Disbursement Request is received. The Lenders shall fulfill each Disbursement Request in accordance with the Allocations.

Section 2.3 Payment.

(a) The Borrower shall pay to the Lenders 33-1/3% of the outstanding original principal amount of the Notes on each of the fourth and fifth anniversaries of the Agreement Date and the balance of the outstanding principal amount of the Notes on February 14, 2020. The Borrower may not prepay the Notes without the written consent of the Required Lenders.

(b) The Term Notes shall be deemed prepaid without premium, to the extent a Lender pays the Exercise Price (as such term is defined in the Warrants) through a reduction of the principal amount outstanding under such Lender’s Term Note in accordance with Section 3(a)(i) of the Warrant.

(c) Each such prepayment shall be applied first, to accrued and unpaid interest and second, to principal and shall be allocated among the Lenders in accordance with the Allocations.

Section 2.4 Payments. All payments by the Borrower under any of the Transaction Documents shall be made without setoff or counterclaim. Payments of any amounts due to the Lenders under this Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m. New York City time on such date that any such payment is due, at such bank or places as the Lenders shall from time to time designate in writing at least 5 Business Days prior to the date such payment is due. The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Transaction Documents, except for any costs imposed by the Lenders’ banking institutions.

Section 2.5 Taxes, Duties and Fees.

(a) Any and all payments by Borrower to or for the account of a Lender under any Transaction Document shall be made, in accordance with this Section 2.5, free and clear of and without deduction for any and all present or future Taxes, except as required by applicable law. If any Indemnified Taxes are required by law to be deducted from or in respect of any sum payable under a Transaction Document, (i) the sum payable shall be increased by as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made (any and all such additional amounts payable shall hereafter be referred to as the “Additional Amounts”), (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of such Taxes, the Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(b) In addition, Borrower agrees to pay or cause to be paid all Other Taxes. Within 30 days after the date of any payment of Other Taxes, Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(c) Borrower shall reimburse and indemnify, within 10 days after receipt of demand therefor, the Lender for all Indemnified Taxes (including all Taxes and Other Taxes imposed on amounts payable under this Section 2.5(c) paid by such Lender, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Government Authority. A certificate of the Lender delivered to Borrower setting forth the amount and nature of the Indemnified Taxes paid by Lender shall be conclusive, absent manifest error.

(d) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under any Transaction Document shall timely deliver to Borrower such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by applicable law as reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements and to enable Borrower to comply with such requirements. Without limiting the generality of the foregoing, each Lender, on or prior to the date of becoming a Lender hereunder (and in each case, from time to time thereafter upon the reasonable request of Borrower) will deliver to Borrower either:

(i) a duly completed IRS Form W-9 (or successor form) certifying that the Lender is a U.S. person for U.S. tax purposes and is exempt from U.S. federal backup withholding tax (provided, however, that if the Lender is a disregarded entity for U.S. federal income tax purposes it shall provide a properly completed and executed IRS Form W-9 for its owner in the appropriate manner); or

(ii) if it is not a U.S. person for U.S. federal income tax purposes and is legally entitled to do so, a properly completed and executed IRS Form W-8ECI, W-8BEN, W-8IMY or other applicable form (together with any required supporting documentation), or any other applicable certificate or document reasonably requested by the Borrower, certifying in the case of an IRS Form W-8BEN or W-8ECI the extent to which such Lender is entitled to receive payments under this Agreement at a reduced rate of, or exemption from, deduction or withholding of any U.S. withholding tax and, if such Lender is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), shall also provide the Borrower with a certificate (the “Portfolio Interest Certificate”) representing that such Lender is not a “bank” for purposes of Section 881(c) of the Code (or any successor provision thereto), is not a 10% holder of the Borrower described in Section 871(h)(3)(B) of the Code (or any successor provision thereto), and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code, or any successor provisions thereto); and

(iii) each Lender that delivers to Borrower an IRS Form W-9, W-8BEN, W-8ECI, or W-8IMY or other document pursuant to this Section 2.5(d) further undertakes to deliver to Borrower further copies of the said letter and IRS FormW-8BEN, W-8ECI, W-8IMY or successor applicable forms, or other manner of certification, as the case may be within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent letter and forms previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower.

(e) If a Lender determines in good faith that it has received a refund from a Government Authority of Taxes in respect of which the Borrower paid Additional Amounts or made a payment pursuant to Section 2.5(b) or Section 2.5(c), such Lender shall promptly pay such refund (limited to the amount of indemnity payments including Additional Amounts made by Borrower under this Section 2.5 with respect to the Taxes refunded) to the Borrower, net of all out-of-pocket expense (including any Taxes imposed thereon) of such Lender incurred in obtaining such refund, provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Government Authority) to such Lender if such Lender is required to repay such refund to such Government Authority and provides written evidence thereof to the Borrower. Nothing in this Section shall require any Lender to disclose any information it deems confidential (including, without limitation, its Tax returns) to any Person, including Borrower.

(f) If a payment made to a Lender hereunder or under such Note would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), then such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.5(f), “FACTA” shall include any amendments made to FATCA after the Agreement Date.

(g) If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or Government Authority for the account of any Lender pursuant to any of Section 2.5(a) through Section 2.5(c), then such Lender shall at the request of the Borrower use commercially reasonable efforts to mitigate the effect of any such event by completing and delivering or filing any Tax-related forms or other documents that the Lender determines it is lawfully able to deliver, that would establish the Lender’s eligibility for a reduction or elimination of any amount of Taxes required to be deducted or withheld or paid by the Borrower hereunder, unless the Lender determines that such completion, delivery or filing would subject such Lender to any significant unreimbursed cost or loss or would prejudice the legal, commercial or tax position of such Lender.

Section 2.6 Costs, Expenses and Losses. If, as a result of any failure by the Borrower to pay any sums due under this Agreement on the due date therefor (after the expiration of any applicable grace periods), the Lenders shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make a Disbursement, the Borrower shall pay to the Lenders upon request by the Lenders, the amount of such costs, expenses and/or losses within 15 Business Days after receipt by it of a certificate from the Lenders setting forth in reasonable detail such costs, expenses and/or losses, along with supporting documentation. For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof.

Section 2.7 Interest.

(a) The outstanding principal amount of the Notes shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month). Except as set forth in subsection (b) below, accrued interest shall first be paid in arrears on July 1, 2014 and thereafter quarterly in arrears on the first Business Day of each , October, January, April and July thereafter (each, an “Interest Payment Date”).

(b) Upon notice from the Borrower to the Lenders prior to any of the first eight Interest Payment Dates, interest otherwise payable on such Interest Payment Date shall not be paid but shall be added to the then outstanding principal amount of the Loans (the aggregate amount of such interest added to principal and all interest accruing thereon, the “Accrued Interest Amount”). The Accrued Interest Amount shall be paid on July 1, 2016.

Section 2.8 Interest on Late Payments. Without limiting the remedies available to the Lenders under the Transaction Documents or otherwise, to the maximum extent permitted by Applicable Laws, if the Borrower fails to make a required payment of principal or interest with respect to the Notes when due, the Borrower shall pay on demand, in respect of such unpaid principal and interest, interest at the rate per annum equal to the Interest Rate plus 10% for so long as such payment remains outstanding.

Section 2.9 Expense Reimbursement. The Borrower shall reimburse the Lenders for their reasonable and documented out-of-pocket expenses, including the reasonable and documented out-of-pocket legal fees and costs, incurred in connection with the transactions contemplated by the Transaction Documents and the Equity Documents in the maximum amount not to exceed $365,000.

Section 2.10 Delivery of Warrants.

(a) On the date hereof, the Borrower shall issue to the Lenders warrants to purchase an aggregate of 14,423,076 shares of Series D Preferred Stock in substantially the form set forth on Exhibit E hereto (together with any Warrants issuable pursuant to subsections (b) and (c) below, the “Warrants”) at an initial Exercise Price of $0.78 and an expiration date of June 2, 2024.

(b) Upon the Lenders effecting the Second Disbursement the Borrower shall issue to the Lenders warrants to purchase an aggregate of 9,615,385 “Warrant Shares” (as defined in the Warrants) in substantially the form set forth on Exhibit E hereto at an initial Exercise Price of $0.78 and an expiration date that is on the ten (10) year anniversary of the date of the Second Disbursement.

(c) Upon the Lenders effecting each of the Third Disbursement and the Fourth Disbursement, the Borrower shall issue to the Lenders warrants to purchase a number of Warrant Shares equal to (i) 60% of the amount of the Third Disbursement or the Fourth Disbursement, as the case may be, divided by (ii) the Subsequent Warrant Exercise Price, in substantially the form set forth on Exhibit E hereto at an initial exercise price of the Subsequent Warrant Exercise Price and an expiration date of the ten (10) year anniversary of the date of the Third Disbursement.

(d) Notwithstanding anything herein to the contrary, the number of Warrant Shares into which the Warrants to be issued pursuant to Section 2.10(b) and (c) are exercisable and the Subsequent Warrant Exercise Price thereof on the issue date shall be adjusted to reflect any adjustments in the number of Warrant Shares into which such Warrant is exercisable that would have taken effect pursuant to the terms of such Warrant had such Warrant been issued on the date hereof and remained outstanding through the date of such issuance.

(e) “Subsequent Warrant Exercise Price” means an amount equal to (i) prior to an IPO, (x) $75,000,000, divided by (y) the number of shares of Common Stock then outstanding (on a fully-diluted basis assuming the exercise of all outstanding options and warrants, the conversion of all convertible securities and the conversion of all shares of capital stock of the Borrower into shares of Common Stock) and (ii) from an after the consummation of an IPO, 115% of the Volume Weighted Average Prices for the Borrower’s Common Stock for the twenty (20) consecutive Trading Day period prior to the date of the Third Disbursement or the Fourth Disbursement, as the case may be.

“Volume Weighted Average Price” means the volume weighted average sale price between 9:30 am and 4:00 New York City Time of such security on the principal securities exchange, trading market or quotation system where such security is listed or traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service (“Bloomberg”) mutually acceptable to and hereafter designated by the Required Lenders and the Borrower or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the “over the counter” Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. (collectively, the “OTC Market”). If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Borrower and the Required Lenders.

“Trading Day” means any day on which the Common Stock is traded for at least two hours on the principal securities exchange, trading market or quotation system on which the shares of Common Stock are then traded, quoted or listed.

(f) On the date of the First Disbursement, the Borrower shall issue to the Lenders 1,923,077 shares of Series D Preferred Stock (the “Disbursement Shares”) valued at $0.78 per share in consideration for making the Loans contemplated under this Agreement.

Section 2.11 Applicable High Yield Discount Obligation Mandatory Prepayment. On any Interest Payment Date following the fifth anniversary of the First Disbursement, if the aggregate amounts which would be includible in gross income of the Lenders with respect to such Loans for all periods ending on or before such Interest Payment Date (within the meaning of section 163(i) of the Code) (the “Aggregate Accrual”), would exceed an amount equal to the sum of (x) the aggregate amount of interest to be paid in cash (within the meaning of section 163(i) of the Code) under the Loans on or before such Interest Payment Date (determined without regard to the amounts payable on such Interest Payment Date under this Section 2.11), and (y) the product of (A) the issue price (as defined in sections 1273(b) and 1274(a) of the Code) of the Loans and (B) the yield to maturity (interpreted in accordance with section 163(i) of the Code) of the Loans (such sum, the “Maximum Accrual”), then the Borrower shall mandatorily pay to the Lenders ratably in cash, on each Interest Payment Date following the fifth anniversary of the First Disbursement, an amount equal to the excess, if any, of the Aggregate Accrual over the Maximum Accrual and the amount of such payment shall be treated for purposes of section 163(i) of the Code as interest paid on the Loans. The Borrower shall consult with the Lenders regarding the calculation of the Aggregate Accrual and the Maximum Accrual and such calculations shall be subject to the reasonable approval of the Lenders. Each accrual period with respect to the Loans shall end on an Interest Payment Date. Notwithstanding anything to the contrary contained herein, all payments of principal, premium and interest due from the Borrower hereunder shall be made to the Lenders on an equal and ratable basis. All Loans which have been prepaid may not be reborrowed.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that, except as set forth on the Schedules attached to this Agreement:

(a) The Borrower is conducting its business in compliance in all material respects with its Organizational Documents, which are in full force and effect.

(b) No Default or Event of Default has occurred under any of the Transaction Documents.

(c) The Borrower (i) after the Disbursements and the consummation of the transactions contemplated by the Equity Documents will be capable of paying its debts as they fall due, and neither will be unable nor will have admitted its inability to pay its debts as they fall due, (ii) is not bankrupt and will not be insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the winding up, dissolution, or liquidation of its business or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower or any or all of its assets or revenues.

(d) The obligation of the Borrower to make any payment under the Transaction Documents (together with all charges in connection therewith) is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to any such payment.

(e) No Indebtedness of the Borrower exists other than Permitted Indebtedness.

(f) The Borrower is validly existing and in good standing under the laws of the state of Delaware. The Borrower has full power and authority to own its properties and conduct its business as now conducted and currently contemplated, and is duly qualified to do business as a foreign entity and is in good standing (or equivalent concept) in each jurisdiction in which the conduct of its business makes such qualification necessary and in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

(g) There is not pending or, to the knowledge of the Borrower, threatened, any action, suit or other proceeding before any Governmental Authority (a) to which the Borrower is a party or (b) which has as the subject thereof any assets owned by the Borrower, and, except as set forth on Schedule 3.1(g) Borrower is not a party to any litigation or arbitration proceedings, and there are no current or, to the knowledge of the Borrower, pending, legal, governmental or regulatory enforcement actions, suits or other proceedings to which the Borrower or any of its assets is subject that, in each case, could reasonably be expected to have a Material Adverse Effect.

(h) The Transaction Documents and the Equity Documents have been duly authorized, executed and delivered by the Borrower, and constitute the valid, legal and binding obligation of the Borrower enforceable in accordance with their terms and, in the case of the Equity Documents, to the best of Borrower’s knowledge the other parties thereto other than the Lender, except as such enforceability may be limited (i) by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) by applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance of the Transaction Documents and the Equity Documents by the Borrower and the consummation of the transactions therein contemplated (including, without limitation, the issuance of Series D Preferred Stock and the exercise of conversion of the foregoing securities) will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any assets of the Borrower pursuant to any agreement to which the Borrower is a party or by which the Borrower is bound or to which any of the assets of the Borrower are subject, (B) result in any violation of or conflict with the provisions of its Organizational Documents or (C) result in the violation of any Applicable Law or any judgment, order, rule, regulation or decree of any Governmental Authority. Except for the Series D Charter Filing and filings pursuant to Regulation D of the Securities Act and applicable state securities laws, which have been made or will be made in a timely manner, no consent, approval, authorization or order of, or registration or filing with, any Government Authority is required for the execution, delivery and performance of any of the Transaction Documents or for the consummation by the Borrower of the transactions contemplated thereby except for such registrations and filings in connection with the issuance of the Warrants and Warrant Shares pursuant to the Transaction Documents that are necessary to comply with federal and state securities laws, rules and regulations, and filings contemplated by the Guaranty and Security Agreement and the Borrower has the entity power and authority to enter into the Transaction Documents and to consummate the transactions contemplated under the Transaction Documents.

(i) Other than Authorizations, approvals and consents that have been obtained, no authorization, approval or consent is required for (i) the execution and delivery of this Agreement, the other Transaction Documents, and the Warrants, or (ii) the consummation of the transactions contemplated hereby and thereby, including but not limited to the Series D Charter filing, the Agreement and Plan of Merger, the issuance and exercise of the Warrants and the issuance and conversion of the Convertible Notes and Series D Preferred Stock issuable hereunder and of the Disbursement Shares.

(j) The Borrower holds, and is operating in good standing and in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority (collectively, “Authorizations”) required for the conduct of its business as now conducted and currently contemplated and all Authorizations are valid and in full force and effect; and the Borrower has not received written notice of any revocation or modification of any Authorization, and no condition exists or event has occurred which, in itself or with the giving of notice of lapse of time or both, would result in any such Authorization not being renewed in the ordinary course; and the Borrower is in compliance in all material respects with Applicable Law.

(k) The Borrower has good and marketable title to all of its assets necessary for or used in its business, free and clear of all Liens except Permitted Liens. The property held under lease by the Borrower is held under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Borrower.

(l) The Borrower owns or has the right to use pursuant to a valid and enforceable written license, implied license or other legally enforceable right all of the Intellectual Property (as defined below) that is necessary for the conduct of its business as currently now conducted (the “IP”). The IP that is registered with or issued by a Governmental Authority is valid and enforceable; there is no outstanding pending or threatened action, suit, other proceeding or claim by any third person challenging or contesting (i) the Borrower’s ownership or use of or other rights in any IP, and (ii) the validity, scope, or enforceability of any IP owned by the Borrower, and the Borrower has not received any written notice regarding any such action, suit, or other proceeding. To its knowledge, the Borrower’s business as conducted by it does not and has not infringed, and Borrower has not misappropriated, any valid Intellectual Property rights of others. There is no pending or, to the knowledge of the Borrower, threatened action, suit, other proceeding or claim by others that Borrower’s business as conducted by it infringes upon, violates or misuses the Intellectual Property rights of others without authorization, and Borrower has not received any written notice regarding any such action, suit, other proceeding or claim. Except as set forth on Schedule 3.1(l), Borrower is not a party to or bound by any option, license or agreement with respect to IP. The term “Intellectual Property”

as used herein means (i) all patents, patent applications, patent disclosures and inventions (whether patentable or unpatentable and whether or not reduced to practice), (ii) all trademarks, service marks, trade dress, trade names, slogans, logos, and corporate names and Internet domain names, together with all of the goodwill associated with each of the foregoing, (iii) copyrights, copyrightable works, and licenses, (iv) registrations and applications for registration for any of the foregoing, (v) computer software (including but not limited to source code and object code), data, databases, and documentation thereof, (vi) trade secrets and other confidential information, (vii) other intellectual property, and (viii) copies and tangible embodiments of the foregoing (in whatever form and medium).

(m) The Borrower is not in breach of or otherwise in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such breach or other default in the performance of any agreement or condition contained in any agreement under which the Borrower is bound, or to which any of its assets is subject.

(n) The Borrower has made available to Lenders all material correspondence with Government Authorities for the past three years, and all adverse event reports with respect to KP201, KP303, KP415 and KP511 (collectively, the “Products”) and all requested documents related to the Products, in each case in the possession and control of the Borrower. To its knowledge, the Borrower has not withheld any document or information with respect the Products that would reasonably be considered to be material to Lender’s decision to make the disbursements contemplated hereunder. The Borrower has not received any notice citing action or inaction by the Borrower that, to its knowledge, would constitute any non-compliance with any Applicable Laws or standards, which would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrower, the studies, tests and preclinical and clinical trials conducted relating to the Products have been conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards at the time when conducted; the descriptions of the results of such studies, tests and trials provided to the Borrower are accurate in all material respects; and the Borrower has not received any notices or correspondence from any Government Authority requiring the termination, suspension, material modification or clinical hold of any such studies, tests or preclinical or clinical trials conducted by or on behalf of the Borrower.

(o) All federal, and all material state, local and foreign tax returns, including informational returns and including amendments to any of the foregoing, filed or required to be filed with a Government Authority with respect to Taxes (collectively, the “Tax Returns”) required to be filed by any Tax Affiliates have been filed with the appropriate Government Authorities, or timely extensions have been obtained, and all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein and all other material Taxes otherwise due and payable have, in each case, been paid prior to the date on which any liability may be added thereto for non-payment thereof, except for those contested in good faith by appropriate proceedings for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Agreement Date, no material Tax Return of the Borrower is under audit or examination by any Government Authority, and no notice of any audit or examination or any assertion of any material claim for Taxes has been given or made in writing to the Borrower by any Government Authority, which claim has not been resolved. Each Tax Affiliate has properly withheld all material amounts required to be withheld by such Tax Affiliate from its respective employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of applicable law and such withholdings have been paid to the respective Government Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent. No written claim has been made by a Government Authority in a jurisdiction where the Tax Affiliates do not file Tax Returns that they (or any of them) may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(p) Except as set forth on Schedule 3.1(p), the Borrower has not granted rights to develop, market license or sell its products, services or Intellectual Property to any other Person and the Borrower is not bound by any agreement that affects the exclusive right of the Borrower to develop, manufacture, produce, assemble, distribute, license, market or sell its products, services or Intellectual Property.

(q) The Borrower: (A) has at all times complied in all material respects with Applicable Law; (B) has not received any warning letter or other correspondence or notice from the FDA or from any other Governmental Authority alleging or asserting noncompliance with Applicable Laws to the extent that such noncompliance could reasonably be expected to result in a Material Adverse Effect; (C) has no knowledge of any act, omission, event or circumstance that would reasonably be expected to give rise to or lead to any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, proceeding or request for information by the FDA or any other Government Authority against the Borrower and the Borrower has no liability (whether actual or contingent) for failure to comply with any Applicable Laws; (D) has, to its knowledge, filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required to be filed, obtained, maintained or submitted with, from or to the FDA pursuant to Applicable Laws; and (E) there is no false or misleading information or material omission in any of its submissions to the FDA or any other Government Authority that could reasonably be expected to result in a Material Adverse Effect.

(r) The unaudited financial statements of the Borrower for the fiscal year ended 2013 and the month ended March 31, 2014 attached hereto on Schedule 3.1(r), together with the Company’s audited income statement and statement of cash flows for the fiscal year ended 2012, together with the related notes, fairly present in all material respects the financial condition of the Borrower as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP in the United States, or the generally accepted accounting principles of any other applicable jurisdiction, consistently applied throughout the periods involved, except as otherwise set forth on Schedule 3.1(r). No Material Adverse Effect has occurred since the date of such financial statements and except as disclosed in such financial statements, Borrower has no material liabilities. The Borrower has no Subsidiaries that are not consolidated on the Borrower’s financial statements.

(s) Except as set forth on Schedule 3.1(s), no agent, broker, investment banker or other Person acting on behalf of Borrower, or under the authority thereof, is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee directly or indirectly from any of the Parties hereto in connection with any of the transactions contemplated hereby.

(t) (i) To the knowledge of the Borrower, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code, or any individual or class exemption issued and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, has occurred with respect to any Employee Benefit Plan, except as for such transaction would not have a Material Adverse Effect, (ii) at no time within the last seven (7) years has the Borrower or any ERISA Affiliate maintained, sponsored, participated in or contributed to, or has or had any liability or obligation in respect of, any Employee Benefit Plan subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Borrower or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA, (iii) no Employee Benefit Plan represents any current or future liability for retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (iv) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, except for such failures to comply that would not have a Material Adverse Effect, (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Borrower or any ERISA Affiliate to any Tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except for any such Tax, fine, lien, penalty or liability that would not, individually or in the aggregate, have a Material Adverse Effect, (vi) the Borrower does not maintain any Foreign Benefit Plan, and (vii) the Borrower does not have any obligations under any collective bargaining agreement. As used in this Section 3.1(t), “Employee Benefit Plan” means any material “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock based severance, employment, change in control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Borrower or any of its Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Borrower or any of its respective Subsidiaries or (B) the Borrower or any of its Subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Borrower’s controlled group as defined in Code Section 414 (b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(u) As of the Agreement Date, except as set forth on Schedule 3.1(u), the Borrower does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Borrower does not currently own or control, directly or indirectly, any outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire any shares of capital stock, or any securities convertible into or exchangeable for shares of capital stock of any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity.

(v) As of the Agreement Date, except as disclosed to the Lenders, the Borrower has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and there has not been any change in the capitalization of Borrower (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any issuance of options, warrants, convertible securities or other rights to purchase their capital stock.

(w) As of the Agreement Date, all of the issued and outstanding shares of capital stock of the Borrower are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing. Subject to the Series D Charter Filing, the conversion of the Existing Convertible Notes into shares of Series D Preferred Stock and the conversion of the Existing Warrants into warrants to purchase shares of Series D Preferred Stock, the Warrants, the Disbursement Shares and the shares of Series D Preferred Stock issuable upon exercise of the Warrants (the “Warrant Shares”), the Senior Secured Convertible Notes, the shares of Series D Preferred Stock issuable upon conversion of the Senior Secured Convertible Notes (the “Note Shares”) and the shares of Common Stock issuable upon conversion of the Disbursement Shares, the Warrant Shares and the Note Shares (the “Conversion Shares”) have been duly authorized, and the Warrant Shares, Note Shares and Conversion Shares, when issued, delivered and paid for in accordance with the terms of the Warrants and the Senior Secured Convertible Notes or the Series D Preferred Stock, as applicable, will have been validly issued and will be fully paid and non-assessable. Subject to the Series D Charter Filing, the conversion of the Existing Convertible Notes into shares of Series D Preferred Stock and the conversion of the Existing Warrants into warrants to purchase shares of Series D Preferred Stock and except as set forth on Schedule 3.1(w), there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any shares of Common Stock pursuant to the Borrower’s Organizational Documents or any agreement to which the Borrower is a party or by which the Borrower is bound that have not been fully waived in respect of the issuance of the Disbursement Shares, the Warrants, the Senior Secured Convertible Notes and the shares of Series D Preferred Stock and Common Stock issuable thereunder (and shares of Common Stock issuable upon any conversion of such shares of Series D Preferred Stock). The Borrower’s disclosure of its outstanding shares of capital stock, options and warrants as set forth on Schedule 3.1(w) is accurate and, except as set forth on Schedule 3.1(w), there are no additional options issuable or issued under the Borrower’s option plans or any other options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Borrower or any shares of the capital stock of the Borrower. The issuance and delivery of the Disbursement Shares, the Warrants and the Senior Secured Convertible Notes does not and, assuming full exercise of the Warrants and full conversion of the Senior Secured Convertible Notes, neither the exercise of the Warrants nor the conversion of the Senior Secured Convertible Notes will, require approval from any Governmental Authority. The Disbursement Shares have been duly authorized, validly issued and are fully paid and non-assessable.

(x) No Lien exists on the Borrower’s assets, except for Permitted Liens.

(y) Subject to the Series D Charter Filing, the conversion of the Existing Convertible Notes into shares of Series D Preferred Stock and the conversion of the Existing Warrants into warrants to purchase shares of Series D Preferred Stock, the issuance of the Disbursement Shares and the issuance of the Warrants and Warrant Shares and the Senior Secured Convertible Notes and the Note Shares and Conversion Shares will not obligate the Borrower to issue shares of Common Stock or other securities to any Person (other than the Lenders and the vesting of existing stock options granted to directors and officers of the Borrower and other than, in the case of Common Stock, the holder of such instrument being converted) and will not result in a right of any holder of Borrower securities to adjust the exercise, conversion, exchange or reset price under and will not result in any other adjustments (automatic or otherwise) under any of such securities. Subject to the Series D Charter Filing, the conversion of the Existing Convertible Notes into shares of Series D Preferred Stock and the conversion of the Existing Warrants into warrants to purchase shares of Series D Preferred Stock, except for the Equity Documents, and as disclosed on Schedule 3.1(y), there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Borrower’s capital stock to which the Borrower is a party or, to the Borrower’s knowledge, between or among any of the Borrower’s stockholders.

(z) The Persons holding Existing Convertible Notes issued by the Borrower have converted the principal of, and accrued and unpaid interest thereon, to Series D Preferred Stock.

(aa) As of the Agreement Date, the Borrower has no Subsidiaries.

(bb) Subject to the Series D Charter Filing, the Borrower has authorized and reserved for issuance a number of shares of Series D Preferred Stock and Common Stock sufficient to cover all shares issuable on exercise of the Warrants or conversion of the Senior Secured Convertible Notes (computed without regard to any limitations on the number of shares that may be issued on exercise or conversion) and shares of Common Stock issuable upon exercise of the Disbursement Shares and the shares of Series D Preferred Stock that are issuable upon exercise of the Warrants and conversion of the Senior Secured Convertible Notes.

(cc) The Borrower is not required, and at no time during the previous five years has the Borrower been required to register under the Securities Exchange Act of 1934, as amended.

(dd) Except as disclosed to Lender in writing, Borrower is not subject to any pending or threatened written claims against Borrower by any employees relating to labor or employment matters that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 3.2 Borrower Acknowledgment. The Borrower acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lenders to enter into the Transaction Documents and that the Lenders have entered into the Transaction Documents on the basis of, and in full reliance on, each of such representations and warranties.

Section 3.3 Representations and Warranties of the Lenders. Each Lender represents and warrants to the Borrower as of the Agreement Date that:

Section 3.4

(a) Such Lender is duly organized and validly existing under the laws of the jurisdiction of its formation.

(b) Each Transaction Document to which it is a party has been duly authorized, executed and delivered by such Lender and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(c) Such Lender has full power and authority to make the Disbursements and to enter into and perform its other obligations under each Transaction Document and carry out the other transactions contemplated thereby.

ARTICLE 4

CONDITIONS OF DISBURSEMENT

Section 4.1 Conditions to Disbursement.

(a) The obligation of the Lenders to make the First Disbursement shall be subject to the following conditions being satisfied within thirty days of the Agreement Date:

(i) The Lenders shall have received from the Borrower executed counterparts of the Transaction Documents and Equity Documents to which the Borrower is a party, a certificate as to the Borrower’s Organizational Documents, resolutions and incumbency, and an opinion of its counsel reasonably acceptable to the Lenders, such opinion to include an opinion as to an exemption available for the issuance of the Common Stock outstanding on the Agreement Date under the Securities Act.

(ii) All actions required to be taken by the Borrower pursuant to Section 2.10 shall have been taken.

(iii) At the time of and after giving effect to the Disbursement, all representations and warranties of Borrower shall be true and correct in all material respects (unless qualified by materiality, in which event such representations and warranties shall be true and correct in all respects).

(iv) No Default or Event of Default shall have occurred and be continuing or would result from the Disbursement.

(v) The Borrower has issued to the Lenders 1,923,077 shares of its Series D Preferred Stock valued at 0.78 per share in consideration for making the Loans contemplated under this Agreement.

(vi) The Borrower has delivered the Pro-Forma Closing Date Balance Sheet to the Lenders, together with a certification as to its accuracy and completeness.

(vii) The outstanding Existing Convertible Notes of the Borrower, shall have been converted into an aggregate of 5,332,348 shares of Series D Preferred Stock.

(viii) The Disbursement Condition shall have been satisfied.

(ix) The Series D Charter Filing shall have occurred and Borrower shall have taken all steps required to reincorporate in the State of Delaware.

(x) No Material Adverse Effect shall have occurred since the Agreement Date.

(xi) Borrower shall have obtained signatures from the holders of not less than 55% of each class of equity interests in Borrower to each of the Equity Documents.

(b) The obligation of the Lenders to make the Second Disbursement shall be subject to the following conditions:

(i) No Default or Event of Default shall have occurred and be continuing or would have resulted from the Disbursement.

(ii) The FDA Acceptance shall have occurred.

(iii) At the time of and after giving effect to the Disbursement, all representations and warranties of Borrower shall be true and correct in all material respects (unless qualified by materiality, in which event such representations and warranties shall be true and correct in all respects).

(iv) The Disbursement Request shall have been received by the Lenders prior to June 30, 2016, unless the written consent of the Lenders is obtained to extend such date, which consent may be granted or withheld in Lenders’ sole discretion.

(c) The obligation of the Lenders to make the Third Disbursement shall be subject to the following conditions:

(i) No Default or Event of Default shall have occurred and be continuing or would have resulted from the Disbursement.

(ii) The FDA Approval shall have occurred.

(iii) At the time of and after giving effect to the Disbursement, all representations and warranties of Borrower shall be true and correct in all material respects (unless qualified by materiality, in which event such representations and warranties shall be true and correct in all respects).

(iv) The Disbursement Request shall have been received by the Lenders prior to June 30, 2016, unless the written consent of the Lenders is obtained to extend such date, which consent may be granted or withheld in Lenders’ sole discretion.

(v) The Disbursement Request shall have been received by the Lenders within 120 days of the issuance of the FDA Approval.

(d) The obligation of the Lenders to make the Fourth Disbursement shall be subject to the following conditions:

(i) No Default or Event of Default shall have occurred and be continuing or would have resulted from the Disbursement.

(ii) The FDA Approval shall have occurred.

(iii) At the time of and after giving effect to the Disbursement, all representations and warranties of Borrower shall be true and correct in all material respects (unless qualified by materiality, in which event such representations and warranties shall be true and correct in all respects).

(iv) The Disbursement Request shall have been received by the Lenders prior to June 30, 2016, unless the written consent of the Lenders is obtained to extend such date, which consent may be granted or withheld in Lenders’ sole discretion.

(v) The Disbursement Request for the Fourth Disbursement shall have been received by the Lenders within 120 days of the issuance of the FDA Approval.

(e) If the conditions to the First Disbursement have not been satisfied within thirty days of the Agreement Date, then Lender shall not have any further obligations under this Agreement.

ARTICLE 5

COVENANTS AND EVENTS OF DEFAULT

Section 5.1 Affirmative Covenants. Unless the Required Lenders shall otherwise agree:

(a) The Borrower shall maintain its existence and qualify and remain qualified to do its business as currently conducted, except for any merger or dissolution of a Subsidiary in accordance with Section 5.2(a).

(b) The Borrower shall comply in all material respects with Applicable Laws.

(c) The Borrower shall obtain and its Subsidiaries shall make and keep in full force and effect all Authorizations required to conduct their businesses.

(d) The Borrower shall promptly notify the Lenders of the occurrence of (i) any Default or Event of Default, (ii) any claim, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against the Borrower or its Subsidiaries, except for such claims, litigations, arbitrations, mediations or administrative or regulatory proceedings that could not reasonably be expected to result in a Material Adverse Effect, provided that, if Borrower or any of its Subsidiaries has outstanding any class of publicly traded securities, such notice shall be given concurrently with public disclosure of any such event, (iii) any deaths in connection with any of the products of the Borrower or any of its Subsidiaries, (iv) any event that has had or could be reasonably expected to have a Material Adverse Effect on the value of any Intellectual Property, and (v) each event which, at the giving of notice, lapse of time or determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an event of default (however described) under any Transaction Document.

(e)(i) If the Borrower is not required to file reports pursuant to Sections 13 or 15(d) of the United States Securities Exchange Act of 1934, as it may be amended from time to time (the “Exchange Act”), the Borrower will provide quarterly unaudited consolidated financial statements within 60 days after the end of each of the first three fiscal quarters of Borrower following the date of this Agreement and within 45 days after the end of each fiscal quarter of each fiscal year thereafter, and, commencing with the fiscal year ending December 31, 2015, audited annual consolidated financial statements within 120 days after the end of each year prepared in accordance with GAAP in the United States or such other jurisdiction as may be applicable with a report thereon by the Borrower’s independent certified public accountants (an “Accountant’s Report”); (ii) if the Borrower is required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act, the Borrower will timely file with the SEC (subject to appropriate extensions made under Rule 12b-25 of the Exchange Act) any annual reports, quarterly reports and other periodic reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act; (iii) the Borrower will provide to the Lenders copies of all documents, reports, financial data and other information that the Lenders may reasonably request, including amendments to its Organizational Documents promptly after their effectiveness; and (iv) during regular business hours and upon reasonable notice the Borrower will permit the Lenders to, (x) not more than once each calendar quarter at their own expense, visit and inspect any of the properties of the Borrower or its Subsidiaries and (y) discuss the Borrower’s affairs and finances with its officers.

(f) The Borrower will maintain general and liability insurance, and such other insurance coverage in such amounts and with respect to such risks as is customary by comparable companies as the Borrower.

(g) By not later than the first anniversary of the Agreement Date, Borrower shall have obtained the signatures of holders of not less than 70% of each class of equity interests in Borrower to each of the Equity Documents, whether as original signatories or by way of joinder, and provided evidence thereof to Lenders.

(h) Borrower shall for a period of 24 months following the date of the First Disbursement, continue to use its best efforts to obtain signatures to the Equity Documents from any holders of each class of equity interests in Borrower that have not executed such documents as of the date of the First Disbursement.

The Borrower shall cause each of its Subsidiaries to comply in all material respects with each of the agreements set forth in Section 5.1. In the event of Borrower’s breach of Section 5.1(g) of this Agreement, the Interest Rate shall increase by 5% per annum (exclusive of any increased interest payable under Section 2.8 of this Agreement).

Section 5.2 Negative Covenants. Unless the Required Lenders shall otherwise agree:

(a) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to (i) liquidate or dissolve, or (ii) enter into any merger, consolidation or reorganization, unless the Borrower or a Subsidiary of the Borrower organized in the United States is the surviving corporation. The Borrower shall not establish any Subsidiary unless such Subsidiary executes and delivers to the Lenders a joinder to the Guaranty and Security Agreement providing for all of its assets to be collateral thereunder, in which case such Subsidiary shall be deemed to be a Credit Party.

(b) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to (i) enter into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, or engage in any transaction, whereby its income or profits are, or might be, shared with another Person other than a wholly owned Subsidiary, (ii) enter into any management contract or similar arrangement whereby a substantial part of its business is managed by another Person, or (iii) distribute, or permit the distribution of, any of its assets, including its intangibles, to any shareholder of a Credit Party or any Subsidiary of a Credit Party or any Affiliate of a Credit Party or equity holder of such Affiliate including by way of loans or advances to, or purchase or redemption of, equity interests in a Person.

(c) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to create, incur or suffer any Lien upon any of its assets, other than Permitted Liens or assign, sell, transfer or otherwise dispose of, any Transaction Document or its rights and obligations thereunder.

(d) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to create, incur, assume, guarantee or be liable with respect to any Indebtedness, other than Permitted Indebtedness.

(e) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to engage in any business other than the business engaged in by such Person as of the Agreement Date and businesses reasonably related, incidental, ancillary or complimentary thereto.

(f) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to, directly or indirectly, enter into any transaction with any of its Affiliates, except in the ordinary course of business and upon terms that are no less favorable than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

(g) The Borrower shall not effect any underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act (an “IPO”) without the prior written consent of the Lenders; provided, however, that this subsection (g) shall not apply (i) to a Qualified IPO, (ii) after June 30, 2016 or (iii) after the FDA has accepted Borrower’s NDA for KP201 for review and Borrower has delivered a Disbursement Request for the Second Disbursement and the Second Disbursement has not been effected.

(h) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to acquire any assets (other than assets acquired in the ordinary course of business consistent with past practices), directly or indirectly, in one or more related transaction, for a consideration, inclusive of assumed Indebtedness, in cash or other property (valued at its fair market value) greater than$750,000.

(i) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to sell or otherwise transfer any of their respective assets other than:

(A) in the ordinary course of business, including sales of inventory, and sales, transfers and other dispositions of used, surplus, obsolete or outmoded machinery or equipment;

(B) sales or transfers to the Borrower;

(C) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(D) dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(E) leases or subleases of real property granted by the Borrower or any Subsidiary to third Persons not interfering in any material respect with the business of the Borrower or any Subsidiary;

(F) the licensing of patents, trademarks, copyrights and other intellectual property in the ordinary course of business; and

(G) sales or other transfers not otherwise permitted hereunder in an aggregate amount not to exceed $250,000.

Section 5.3 Major Transaction Put/Call. The Borrower shall give the Lenders notice (“Major Transaction Notice”) of a Major Transaction at least 15 Business Days prior to the anticipated effective date for such transaction (the “MT Date”) or, if the Borrower has outstanding any class of publicly traded securities, not later than 2 Business Days following the first public announcement thereof. The Lenders, in the exercise of their sole discretion, may deliver at any time during the period beginning after such Lender’s receipt of a Major Transaction Notice and ending 5 Business Days prior to the consummation of such Major Transaction a notice to the Borrower (the “Put Notice”), declaring that the sum of the entire outstanding principal amount of the Term Notes plus all interest accrued and unpaid thereon on the MT Date (the “Put Price”) shall become due and payable on the MT Date. If the Lenders deliver a Put Notice, then on the MT Date, the Borrower shall pay the Put Price to the Lenders and the Obligations with respect to the Term Notes shall terminate. The Borrower shall not consummate any Major Transaction without complying with the provisions of this Section 5.3.

Section 5.4 General Acceleration Provision upon Events of Default. If any event specified in this Section 5.4 shall have happened and be continuing beyond the applicable cure period (each, an “Event of Default”), the Required Lenders, by notice to the Borrower, may declare the principal of, and accrued and unpaid interest on, the Notes or any part of any of them (together with any other Obligations accrued or payable) to be, and the same shall thereupon become, immediately due and payable, without any further notice or any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:

(a) The Borrower shall have failed to make payment of principal and interest under the Notes when due and such failure shall not have been cured by the Borrower within 5 Business Days after receiving written notice of such failure from the Lenders.

(b) The Borrower shall have failed to comply with the due observance or performance of any covenant contained in any Transaction Document (other than as described in (a) or (i) of this Section 5.4 or Section 5.1(g)), and such failure shall not have been cured by the Borrower within 45 days after receiving written notice of such failure from the Lenders.

(c) Any representation or warranty made by the Borrower in any Transaction Document shall have been incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall have been incorrect, false or misleading in any respect) as of the date it was made.

(d)(i) The Borrower shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; (iv) the commencement against the Borrower of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of 45 days or any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.

(e) One or more judgments against the Borrower or attachments against any of its property, in excess of $250,000, or remain(s) unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 45 days from the date of entry of such judgment.

(f) Any authorization of a Governmental Authority necessary for the execution, delivery or performance of any Transaction Document or for the validity or enforceability of any of the Obligations is not given or is withdrawn or ceases to remain in full force or effect.

(g) The validity of any Transaction Document shall be contested by the Borrower, or any Applicable Law shall purport to render any material provision of any Transaction Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of the Obligations.

(h) There is a failure to perform in any agreement to which the Borrower is a party with a third party or parties resulting in a right by such third party or parties to accelerate the maturity of any Indebtedness for borrowed money in an amount in excess of $250,000.

(i) An Event of Default shall have occurred and be continuing under the Warrants or the Borrower shall have failed to comply with any of its obligations under the Senior Secured Convertible Notes other than as provided in (a) above and such failure is not cured within 15 days after receiving written notice of such failure from Lenders.

(j) If any Governmental Authority terminates, suspends, or imposes any material restrictions on the business or operations of Borrower or any Subsidiary, and such event results in a Material Adverse Effect.

Section 5.5 Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.4(d) occurs, the principal amount of the Notes (together with any other accrued or payable Obligations) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 5.6 Recovery of Amounts Due. If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes the Lenders to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Lenders.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Notices. Any notice to be given under this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective on the earlier of 5 days after being placed in the mail or receipt, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier or by facsimile, or when read by electronic mail in each case addressed to the applicable Party. The addresses for such communications shall be as set forth below (or any other address for the applicable Party as is given to the other Parties by the applicable Party pursuant to written notice effected with this Section):

If to the Borrower:

KemPharm, Inc.

2656 Crosspark Road, Suite 100

Coralville, IA 52241

Fax: (319) 665-2577

Email: rjohnson@kempharm.com

Attn: Gordon K. Johnson

With copy (which shall not constitute notice hereunder) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Fax: (212) 309-6001

Email: dpollak@morganlewis.com

Attn: David W. Pollak

If to the Lenders:

Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Fax: 212-599-3075

Email: dclark@deerfield.com

Attn: David J. Clark

With a copy (which shall not constitute notice hereunder) to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Fax: (212) 940-8776

Email: mark.fisher@kattenlaw.com

Attn: Mark I. Fisher, Esq.

Section 6.2 Waiver of Notice. Whenever any notice is required to be given to the Lenders or the Borrower under any Transaction Document, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3 Reimbursement of Legal and Other Expenses. If any amount owing to the Lenders under any Transaction Document shall be collected through enforcement of this Agreement, any Transaction Document or restructuring of the Loan in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Transaction Document) reasonable and documented out-of-pocket attorneys’ and other fees and expenses incurred in respect of such collection.

Section 6.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Parties hereby waive all rights to a trial by jury.

Section 6.5 Successors and Assigns. This Agreement shall bind and inure to the respective successors and permitted assigns of the Parties, except that the Borrower may not assign or otherwise transfer all or any part of its rights under the Transaction Documents without the prior written consent of the Lenders. No Lender may sell or otherwise transfer its commitment to extend Loans hereunder without Borrower’s written consent. Each Lender may sell or otherwise transfer a Note in accordance with such Note’s terms, provided that, absent an Event of Default such Lender may not sell or otherwise transfer such Note to a Competitor of the Borrower and, provided further, that such Lender shall have provided notice of the transfer to the Borrower for recordation in the Register pursuant to Section 1.4. Upon the transfer of an interest in a Note in accordance with the terms hereof and of such Note, the Borrower shall record the identity of the transferee and other relevant information in the Register and the transferee shall (to the extent of the interests transferred to such transferee) have all the rights and obligations of, and shall be deemed, a Lender hereunder. Before any Lender assigns all or any part of its rights under this Agreement or the Notes to a Party other than an investment fund managed by Deerfield Management, L.P., the Parties shall negotiate in good faith to amend this Agreement to appoint an administrative agent and grant such agent with rights and duties customary among syndicated credit facilities. Any such amendment shall be at Lenders’ sole expense.

Section 6.6 Entire Agreement; Amendment. The Transaction Documents and the Equity Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party.

Section 6.7 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 6.8 Execution; Counterparts. This Agreement may be executed in several Counterparts and by each Party by facsimile or other electronic transmission (including by email with an attached digital representation of a signature page hereto) on separate counterparts, each of which and any facsimile or other electronic copies thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9 Survival.

(a) This Agreement and all agreements, representations and warranties made in the Transaction Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Transaction Documents shall have been fully paid in accordance with the provisions thereof, and the Lenders shall not be deemed to have waived, by reason of making the Loan, any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Event of Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time the Disbursement was made.

(b) The obligations of the Borrower under Sections 1.4 and 2.5 and the obligations of the Borrower and the Lenders under this Article 6, including, without limitation, Section 6.11, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.

Section 6.10 Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lenders upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.11 Indemnity.

(a) The Borrower shall, at all times, indemnify and hold each Lender harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the reasonable and documented out-of-pocket attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties, or other reasonable and documented out-of-pocket expenses arising out of, or relating to, the Transaction Documents, the extension of credit hereunder, the Loan or the use or intended use of the Loan, or a breach of Section 3.1(h) of this Agreement, regardless of Borrower’s lack of knowledge, which an Indemnified Person may incur or to which an Indemnified Person may become subject but (each, a “Loss”). The Indemnity shall not apply (i) to the extent that a court or arbitral tribunal of competent jurisdiction issues a final judgment that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person or (ii) to Losses that do not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnified Person against any other Indemnified Person or (iii) in relation to any settlement effected by any Indemnified Person without the Borrower’s consent. The Indemnity is independent of and in addition to any other agreement of the Borrower under any Transaction Document to pay any amount to the Lenders, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement. For the avoidance on doubt, this Section 6.11 shall not apply to Indemnified Taxes.

(b) Promptly after receipt by an Indemnified Person under this Section 6.11 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Loss in respect thereof is to be made against the indemnifying person under this Section 6.11, deliver to Borrower a written notice of the commencement thereof, and Borrower shall have the right to participate in, and, to the extent Borrower so desires, to assume control of the defense thereof with counsel mutually satisfactory to Borrower and the Indemnified Person, as the case may be.

(c) An Indemnified Person shall have the right to retain its own counsel with the reasonable and documented out-of-pocket fees and expenses to be paid by the indemnifying person, if, in the reasonable opinion of counsel for the Indemnified Person, the representation by such counsel of the Indemnified Person and Borrower would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Borrower shall pay for only one separate legal counsel for the Indemnified Persons. The failure of an Indemnified Person to deliver written notice to the Borrower within a reasonable time of the commencement of any such action shall not relieve the Borrower of any liability to the Indemnified person under this Section 6.11, except to the extent that Borrower is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6.11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(d) The Borrower will not be liable under the Transaction Documents for any amount paid by an Indemnified Person to settle any claims or actions if the settlement is entered into without the Borrower’s consent (which consent shall not be unreasonably withheld, delayed or conditioned), provided that this section 6.11(f) shall not apply to those settlements where the Borrower was offered the ability to assume the defense of the action that directly and specifically related to the subject matter of such settlement and elected not to assume such defense.

(e) TO THE EXTENT PERMITTED BY LAW, NO PARTY HERETO SHALL ASSERT, AND EACH PARTY HERETO HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNIFYING PARTY HEREUNDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGE (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.12 No Usury. The Transaction Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under applicable law that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the deemed rate of interest on account of the Loan is uniform throughout the term thereof. The terms and provisions of this Section shall control and supersede every other provision of this Agreement and the Notes.

Section 6.13 Further Assurances. From time to time, the Parties shall perform any and all acts and execute and deliver to the other parties hereto such additional documents as may be necessary or as requested by any Party to carry out the purposes of any Transaction Document or any or to preserve and protect rights of such Party as contemplated therein.

Section 6.14 Confidentiality. Lenders agree that they will hold any confidential information they may receive from Borrower in connection with The Transaction Documents in confidence, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 6.14 by Lenders), (b) is or has been independently developed or conceived by Lenders without use of Borrower’s confidential information, or (c) is or has been made known or disclosed to Lender by a third party without a breach of any obligation of confidentiality such third party may have to Borrower; provided, however, that Lenders may disclose confidential information (i) to their attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with this Agreement and the other Transaction Documents; (ii) to any prospective purchaser of any Loan from Lenders, if a transfer to such prospective purchaser is permitted and such prospective purchaser agrees to be bound by the provisions of this Subsection 6.14; (iii) to any existing or prospective Affiliate, partner, member, shareholder, or wholly owned subsidiary of a Lender in the ordinary course of business, provided that Lenders inform such Person that such information is confidential and direct such Person to maintain the confidentiality of such information; (iv) as may otherwise be required by law, regulation or legal process; or (v) to any Person in connection with any legal proceeding to which it is a party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Lenders and the Borrower have caused this Facility Agreement to be duly executed as of the Agreement Date.

BORROWER:

KEMPHARM, INC.

By:	/s/ Travis C. Mickle
Name:	Travis C. Mickle
Title:	President and CEO

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P., a Delaware limited partnership

By: Deerfield Mgmt. III, L.P., General Partner

By: J.E. Flynn Capital III LLC, General Partner

By:
Name:
Title:

IN WITNESS WHEREOF, the Lenders and the Borrower have caused this Facility Agreement to be duly executed as of the Agreement Date.

BORROWER:

By:
Name:
Title:

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P., a Delaware limited partnership

By: Deerfield Mgmt. III, L.P., General Partner

By: J.E. Flynn Capital III LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

Agreed and Accepted

As of the Date First Written Above:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt. III, L.P., General Partner

By: J.E. Flynn Capital III LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

Exhibit A

THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE AMOUNT OF OID SHALL BE MUTUALLY DETERMINED BY THE ORIGINAL HOLDER AND THE COMPANY IN GOOD FAITH AND IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF SECTIONS 1271 THROUGH 1275 OF THE U.S. INTERNAL REVENUE CODE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: June 2, 2014	Principal: U.S. $10,000,000

FOR VALUE RECEIVED, KEMPHARM, INC., a Delaware corporation (the “Company”), hereby promises to pay to Deerfield Private Design Fund III, L.P. or its registered assigns (the “Holder”), the principal amount of Ten Million Dollars ($10,000,000) pursuant to, and in accordance with, the terms of that certain Facility Agreement, dated as of June 2, 2014, by and among the Company and the Lenders party thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Facility Agreement”). The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Facility Agreement. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Facility Agreement.

Except as set forth herein, the Company has no right, but under certain circumstances may have an obligation, to make payments of Principal prior to the due date for such payments set forth in Section 2.3(b) of the Facility Agreement. At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Facility Agreement.

1. Definitions.

(a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i) “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

(ii) “Applicable Value” means (i) at any time that the Company is subject to the reporting requirements under the Exchange Act, (A) the product of (x) the number of issued and outstanding shares of Common Stock on the date the Company delivers the Major Transaction Notice (as defined in Section 3(b)) multiplied by (y) the per share closing price of the Common Stock on such date plus (B) the amount of the Company’s debt as shown on the latest financial statements filed with the SEC (the “Current Financial Statements”) plus (C) the aggregate liquidation preference of each class of the Company’s preferred stock less (D) the amount of cash and cash equivalents of the Company as shown on the Current Financial Statements; and (ii) at any time that the Company is not subject to the reporting requirements under the Exchange Act, the book value of the Company’s assets as shown on the most recent financial statements of the Company.

(iii) “Bylaws” means the Amended and Restated Bylaws of the Company, as amended from time to time.

(iv) “Cash-Out Major Transaction” means a Major Transaction in which the consideration payable to holders of capital stock in connection with the Major Transaction (whether paid directly or in liquidation of the Company following such Major Transaction) consists solely of cash (whether or not subject to escrows, holdbacks or other contingencies).

(v) “Charter” means the Company’s certificate of incorporation, as it may be amended or restated from time to time.

(vi) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(vii) “Conversion Amount” means the sum of (A) the Principal to be converted, redeemed or otherwise exchanged with respect to which this determination is being made and (B) the amount of all accrued and unpaid Interest on the Principal to be converted, redeemed or otherwise exchanged with respect to which this determination is being made (the “Interest Amount”).

(viii) “Conversion Price” means, as of any Conversion Date or other date of determination, $0.78 per Series D Preferred Share, subject to adjustment as

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provided herein; provided, however, that from and after the Mandatory Conversion Time, the “Conversion Price” shall equal the Conversion Price in effect immediately prior to such Mandatory Conversion Time divided by the number of shares of Common Stock that would have been issuable upon such Mandatory Conversion Time in respect of a share of Series D Preferred Shares, as applicable, subject to further adjustment as provided herein.

(ix) “Dollars” or “$” means United States Dollars.

(x) “Eligible Market” means the New York Stock Exchange, Inc., the NYSE Arca, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the NYSE Alternext U.S.

(xi) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xii) “Fair Market Value” means the fair market value as mutually determined by the Company and Required Note Holders, subject to the dispute resolution provisions set forth in Section 2(c)(iii) below.

(xiii) “Initial Holder” means Deerfield Private Design Fund III, L.P.

(xiv) “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Facility Agreement.

(xv) “Investor Agreements” means the Right of First Refusal and Co-Sale Agreement, the Investors’ Rights Agreement (the “Investor Rights Agreement”) and the Voting Agreement, in each case, dated as of June 2, 2014, by and among the Company, the Initial Holder and the stockholders party thereto, as amended or restated from time to time in accordance with the terms thereof.

(xvi) “IPO Event” means the date on which shares of the Common Stock become registered under the Securities Act.

(xvii) “Issuance Date” means June 2, 2014, regardless of any exchange or replacement hereof.

(xviii) “Major Transaction” means any of the following events:

(A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of shares of voting stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of voting stock of the Company or (b) no longer have the ability to elect a majority of the board of directors of the Company, or (2) as a result of which Shares or shares of the Company’s voting stock shall be changed into (or the holders of Shares or shares of the

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Company’s voting stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of another entity, other than such an event undertaken to adopt a holding company structure without otherwise changing the relative holdings of capital stock (any event following which or resulting in the conditions described in the foregoing clauses (1) or (2), collectively, a “Change of Control Transaction”);

(B) the sale or transfer in one transaction or a series of related transactions of (i) all or substantially all of the assets of the Company to any Person or (ii) assets of the Company for a purchase price equal to more than 50% of the Applicable Value (as defined below);

(C) a third-party purchase, tender or exchange offer made to the holders of outstanding Conversion Shares or shares of any class(es) or series capital stock, such that following such purchase, tender or exchange offer a Change of Control Transaction shall have occurred;

(D) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Company;

(E) after an IPO Event the shares of Common Stock cease to be listed on any Eligible Market on which they are then listed or quoted and are not promptly re-listed or requoted on an Eligible Market;

(F) at any time after an IPO Event, the shares of Common Stock cease to be registered under Section 12 of the Exchange Act; or

(G) an “Event of Liquidation” under the Company’s Amended and Restated Certificate of Incorporation.

provided, however, that a Major Transaction or Change of Control shall not be deemed to have occurred solely as a result of the transfer of ownership of any shares of capital stock of the Company without the consent or agreement of the Company; provided that such proviso shall not apply to an event specified in subsection (G) of the definition of Major Transaction.

(xix) “Mandatory Conversion Time” means the time of any mandatory conversion of the Series D Preferred Shares required by the Charter.

(xx) “Note” means this Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, and as may be amended, restated or supplemented from time to time).

(xxi) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest enterprise value as of the date of consummation of a Major Transaction.

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(xxii) “Per Share Underlying Common Stock Amount” means the number of shares of Common Stock, at any relevant time, that would be issuable upon conversion of one Share, reflected as a fraction to the third decimal.

(xxiii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(xxiv) “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xxv) “Publicly Traded Successor Entity” means a Successor Entity that is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.

(xxvi) “Qualified IPO” means the closing of the sale of shares of the Common Stock to the public at a price of at least $1.25 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, with at least $25,000,000 of gross proceeds to the Company and a listing of the Common Stock on the Nasdaq Stock Market or the New York Stock Exchange.

(xxvii) “Required Conversion Conditions” means either of the following occurring prior to June 30, 2016: (i) the United States Food & Drug Administration (“FDA”) has approved, without requiring the performance of an efficiency study, the New Drug Application for KP201 for the treatment of acute pain or (ii) both (A) the FDA has accepted the New Drug Application for KP201 for review and (B) a Qualified IPO has occurred.

(xxviii) “Required Note Holders” means, at any time following the assignment or transfer of a portion of this Note such that the interest initially represented by this Note is represented by multiple Notes, Holders of at least 50% in interest of the Notes.

(xxix) “Securities Act” means the Securities Act of 1933, as amended.

(xxx) “Series D Preferred Shares” means shares of the Series D Preferred Stock.

(xxxi) “Series D Preferred Stock” means the Company’s Series D Preferred Stock, par value $0.001 per share.

(xxxii) “Shares” means Series D Preferred Shares, Other Preferred Shares and, following the Mandatory Conversion Time, shares of Common Stock.

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(xxxiii) “Successor Entity” means any Person purchasing the Company’s assets sold in a Major Transaction or a majority of the Company’s capital stock in a Major Transaction, or any successor entity resulting from such Major Transaction, or if the Note is to be convertible for shares of capital stock of its Parent Entity (as defined above), its Parent Entity.

(xxxiv) “Trading Day” means any day on which trading occurs on the principal securities exchanges or other securities markets in the United States.

2. Conversion Rights. This Note may be converted into Series D Preferred Shares, shares of Common Stock or Required Conversion Shares (as defined below) on the terms and conditions set forth in this Section 2.

(a) Conversion at Option of the Holder. At any time, the Holder shall be entitled to convert all or any part of the Principal (and the Interest Amount thereon) or any Interest accrued hereunder into fully paid and nonassessable Series D Preferred Shares, or, following the Mandatory Conversion Time, shares of Common Stock (collectively, together with any Required Conversion Shares, the “Conversion Shares”) in accordance with this Section 2 at the Conversion Rate (as defined in Section 2(b)). In addition, the entire Principal shall be convertible into Required Conversion Shares at the option of the Company, as further set forth in and subject to the terms and conditions set forth in Section 2(h). The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up).

(b) Conversion Rate. The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the “Conversion Rate”):

            Conversion Amount

Conversion Price

(c) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert a Conversion Amount into Conversion Shares (other than Required Conversion Shares) on any date (the “Conversion Date”, which shall also refer to the date of the Required Conversion Notice), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the offices of the Company, 2656 Crosspark Road, Suite 100, Carolville, IA 52241 (Attention: Chief Executive Officer, Fax: (319) 665-2577, Email: rjohnson@kempharm.com), or such other address, facsimile number or email address as the Company may designate in writing, and (B) if required by Section 2(c)(vi), surrender to a common carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction).

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(ii) Company’s Response. Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice or upon the date of a Required Conversion Notice (as defined below), as applicable, the Company (I) shall as soon as practicable send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), if applicable, which confirmation shall constitute an instruction to any such Transfer Agent to process such Conversion Notice or Required Conversion Notice in accordance with the terms herein and (II) (A) in the case of a conversion prior to an IPO Event, on or before the fifthteenth (15th) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice, and (B) in the case of a conversion after an IPO Event, on or before the third (3rd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice or the date of the Required Conversion Notice, as the case may be (the “Share Delivery Date”), issue and deliver to the address as specified in the Conversion Notice or otherwise specified by the Holder, a stock certificate, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. If this Note is submitted for conversion, as may be required by Section 2(c)(vi), and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than (1) in the case of a conversion prior to an IPO Event, fifteen (15) Business Days after receipt of this Note, or (2), in the case of a conversion after an IPO Event, three (3) Business Days (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the Major Transaction Note Early Termination Price (including any determination as to Fair Market Value) or the arithmetic calculation of the Conversion Rate, the Company shall issue, or instruct the Transfer Agent to issue, as applicable, to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price, Major Transaction Note Early Termination Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile or email (A) the disputed determination of the Conversion Price or Major Transaction Note Early Termination Price to an independent, reputable investment banking firm agreed to by the Company and the Required Note Holders, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be. The Company shall use commercially reasonable best efforts to direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

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(iv) Record Holder. The person or persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares on the Conversion Date, or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute and the fees and expenses of such investment bank or accountant shall be paid by the Company.

(v) Company’s Failure to Timely Convert.

(A) Cash Damages. If, on or before the Share Delivery Date, the Company shall fail to issue and deliver a certificate to the Holder for the number of Conversion Shares (free of any restrictive legend if the Unrestricted Conditions (as defined below) are met) to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, or if the Company fails to issue and deliver a new Note representing the Principal to which such Holder is entitled on or before the Note Delivery Date pursuant to Section 2(c)(ii), then in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement, the Company shall pay additional damages to the Holder for each 30-day period (prorated for any partial period) after the Share Delivery Date such conversion is not timely effected and/or each day after the Note Delivery Date such Note is not delivered in an amount equal to (x) in the case of a failure to deliver a certificate for the Conversion Shares, one percent (1%) of the Conversion Amount or (y) in the case of a failure to deliver a new Note, one percent (1%) of the outstanding balance of the new Note. If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such damages payments described herein, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described in this Section 2(c)(v)(A) divided by (Y) the lower of (i) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Note and (ii) the Fair Market Value Price per Conversion Share on the date of the Conversion Notice.

(B) Void Conversion Notice. If for any reason the Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”) delivered prior to the receipt of such Conversion Shares, may void such applicable conversion with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such notice; provided, that the voiding of such conversion shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A), 2(c)(v)(C) or otherwise.

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(C) Event of Default. A Conversion Failure shall constitute an Event of Default under the Facility Agreement and entitle the Lenders to all payments and remedies provided under the Facility Agreement upon the occurrence of an Event of Default.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or redeemed. The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or redemption. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(d) Taxes. The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of this Note.

(e) Legends.

(i) Restrictive Legend. The Holder understands and agrees that, for so long as required pursuant to the Investor Agreements, any Conversion Shares shall contain the restrictive legends required pursuant to the terms of the Investor Agreements (the “IA Legends”). The Holder further understands and agrees that (A) until the Conversion Shares have been registered for sale or resale under the Securities Act, (B) are eligible for sale pursuant to Rule 144(b)(1) under the Securities Act without volume restriction or (C) have been sold pursuant to Rule 144, any Conversion Shares shall bear a restrictive legend (the “Securities Legend”) in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT

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INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

(ii) Removal of Restrictive Legends. The certificates evidencing the Conversion Shares shall not contain the Securities Legend and no legend (other than the IA Legends, if required under the Investor Agreements) shall apply restricting the transfer thereof (any such legend that the certificates evidencing the Conversion Shares shall not so contain or that shall not so apply to the Conversion Shares, as applicable, a “Removable Legend”): (A) while a registration statement covering the sale or resale of such security is effective under the Securities Act, or (B) following any sale of such Conversion Shares pursuant to Rule 144, or (C) if such Conversion Shares are eligible for sale under Rule 144(b)(1) without volume restriction or (D) if transfer restrictions are not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall use best efforts to cause its counsel to issue a legal opinion to the Transfer Agent promptly at such time as the Unrestricted Conditions have been satisfied, if required by the Transfer Agent to issue a certificate evidencing the Conversion Shares without the Removable Legends. If the Unrestricted Conditions are met at the time of issuance of the Conversion Shares, then the Conversion Shares shall be issued free of all Removable Legends. The Company agrees that following such time as the Unrestricted Conditions are met, it will, no later than three (3) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent, if applicable, of a certificate representing Conversion Shares issued with the Removable Legends (such third Trading Day following such delivery, the “Legend Removal Date”), deliver or cause to be delivered to such Holder one or more certificates evidencing such Conversion Shares that do not contain the Removable Legends and/or a confirmation confirming in respect of such shares that they are free from the Removable Legends.

(iii) Sale of Unlegended Shares. Holder agrees that the removal of any restrictive legends from any securities as set forth in this Section 2(e) is predicated upon the Company’s reliance that the Holder will sell such Conversion Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(f) Adjustments to Conversion Price.

(i) Adjustment of Conversion Price upon Issuance of Common Stock, Options, Convertible Securities, Etc.

(A) If at any time after the Mandatory Conversion Time for so long as this Note is outstanding, the Company (x) issues or sells any Common Stock,

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Convertible Securities, warrants, or Options or (y) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the greater of (I) the closing sale price per share of the Common Stock on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on the Trading Day immediately preceding such issue or sale (“Fair Market Price”), or (II) the Conversion Price, then in each such case the Conversion Price in effect immediately prior to such issue or sale date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Conversion Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. The foregoing provision shall not apply to any issuances or sales of Common Stock or Convertible Securities (i) pursuant to any Convertible Securities or Options currently outstanding on the date hereof in accordance with the terms of such Convertible Securities in effect on the date hereof provided that such securities have not been amended since the date hereof to directly or indirectly effectively reduce the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, or (ii) any Common Stock issued or issuable upon exercise of any options to employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer of employment), in each case in connection with any Approved Stock Plan (as defined below).

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities or Options, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities or Options shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities or Options, and provided further that to the extent such Convertible Securities or Options expire or terminate unconverted or unexercised, then at such time the Conversion Price shall be readjusted as if such portion of such Convertible Securities or Options had not been issued.

For purposes of this Section 2(f), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

(B) Record Date. If the Company takes a record of the holders of Shares for the purpose of entitling them (1) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(C) Certain Definitions. For purposes of this Section 2(f), the following terms have the respective meanings set forth below:

(I) “Approved Stock Plan” means any employee benefit plan which has been duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company’s securities may be issued to any employee, consultant, advisor, officer or director (or any individual who has accepted an offer of employment) for services provided to the Company, and in all cases, providing for a Conversion Price that is at or above the fair market value (as defined in such Approved Stock Plan).

(II) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

(III) “Exempt Issuances” shall mean: (i) prior to the IPO Event, the actual or deemed issuance of any Exempted Securities (as defined in the Charter), and (ii) on or after the IPO Event, the issuance of (a) any Common Stock issued or issuable upon exercise of any options to employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer of employment), in each case in connection with any Approved Stock Plan, up to a maximum amount of Common Stock not to exceed in any one calendar year 5% of the total number of outstanding shares of the Company (as of the beginning of such calendar year, (b) securities upon the exercise, exchange of, conversion or redemption of, or payment of interest or liquidated or similar damages on, any Common Stock issued hereunder, (c) other securities exercisable, exchangeable for, convertible into, or redeemable for shares of Common Stock issued and outstanding on the date of this Note, provided that such securities have not been amended since the date of this Note to directly or indirectly increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities (and including any issuances of securities pursuant to the anti-dilution provisions of any such securities), and (d) the issuance of Common Stock, Options, Convertible Securities, stock appreciation rights, phantom stock rights or other rights with equity features (collectively, “Management Incentives”) issued or granted to employees, officers, directors, consultants and advisors (and individuals who have accepted an offer of employment), which Management Incentives have been approved by the Required Note Holders.

(IV) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(V) “Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities or

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Options, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause an adjustment hereunder), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

(ii) Adjustment of Conversion Price upon Subdivision or Combination of Shares. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding Shares into a greater number of Shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding Shares into a lesser number of Shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Adjustment of Conversion Price upon a Distribution of Assets. If the Company at any time on or after the Issuance Date shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Shares, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement or other similar transaction (a “Distribution”), then, in each such case, the applicable Conversion Prices in effect immediately prior to the close of business on the date fixed for the determination of holders of Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such date, to a price determined by multiplying such applicable Conversion Price by a fraction of which (A) the numerator shall be the Fair Market Value of one Share immediately preceding such date minus the Fair Market Value of the Distribution applicable to one Share, and (B) the denominator shall be the Fair Market Value of one Share on the Trading Day immediately preceding such date.

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(iv) Recapitalization or Reclassification. In the event of any reclassification, recapitalization, reorganization, or change affecting the Shares, or any automatic or mandatory conversion of all of the outstanding shares of the class or series of capital stock for which this Note is then convertible (except for a conversion of the Series D Preferred Shares into Common Stock, which this Note handles by its terms), this Note shall become convertible for the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, change or conversion by a holder of the same number of Conversion Shares as were purchasable by the Holder pursuant to conversion hereof immediately prior to such reclassification, reorganization, change or conversion. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon conversion hereof, and appropriate adjustments shall be made to the Conversion Price payable hereunder, provided the aggregate Conversion Price shall remain the same.

(v) Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Conversion Price, in addition to those otherwise required by this Section 2(f), as the Company’s Board of Directors in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock, made after the Issuance Date by the Company to its stockholders shall not be taxable.

(vi) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

(vii) Notices. Promptly upon any adjustment of the Conversion Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. The Company will give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock or the Shares, (II) with respect to any pro rata subscription offer to holders of Common Stock or Shares or (III) for determining rights to vote with respect to any Major Transaction, provided that, if such notice is to be provided after the IPO Event, such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. The Company will also give written notice to the Holder with respect to any Major Transaction as provided under Section 3(b) below.

(g) Adjustments for Diluting Issuances. The number of shares of Common Stock (or the number and type of other securities, as applicable) issuable upon conversion pursuant to the Charter of the Series D Preferred Shares into which this Note is initially convertible is subject to adjustment, from time to time, in the manner set forth in the Charter

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and/or Bylaws as if the Series D Preferred Shares into which this Note is convertible were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth in the Charter and/or Bylaws (and any amendment thereto) relating to adjustments to the Common Stock (or the number and type of other securities) into which Series D Preferred Shares are convertible pursuant thereto in effect as of the date hereof may not be amended, modified or waived, in a manner adverse to the holders of the shares of Series D Preferred Stock, without the prior written consent of the Holder unless (i) such amendment, modification or waiver applies on its face to all shares of Series D Preferred Stock in the same manner or (ii) such amendment, modification or waiver is approved by the Required Note Holders). Nothing in this subsection (g) shall in any way derogate from any other rights of the Holder set forth herein.

(h) Required Conversion. For the seven (7) Business Day period following the satisfaction of the Required Conversion Conditions, the Company may notify the Holder in writing (a “Required Conversion Notice”) of its election to require the Holder to convert the entire principal amount of this Note then outstanding (subject to subsection (i) below) into Conversion Shares (a “Required Conversion”). Following receipt of a Required Conversion Notice, the Holder shall be entitled to receive the Conversion Shares in respect of such Required Conversion Notice within the time frame set forth in this Section 2 with respect to Conversion Shares.

(i) Limitations on Conversion. Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Conversion Shares upon conversion of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.985% of the total number of the shares of Common Stock then issued and outstanding (the “9.985% Cap”)); provided that the 9.985% Cap shall not apply to the extent that shares of Common Stock are not deemed to constitute “equity securities” pursuant to Rule 13d-1(i) under the Exchange Act and, provided further, that the 9.985% Cap shall not apply to an exercise effected following receipt of a Major Transaction Notice (as defined below) in respect of a Major Transaction (as defined below) described in clause (A) of the definition of Major Transaction above in which the Company will not be the surviving entity, until consummation or abandonment of such Major Transaction and, provided further, that the 9.985% Cap shall not apply to the conversion of this Note into IPO Conversion Shares. For the avoidance of doubt, a conversion hereunder (whether at the election of the Holder or the Company) shall be null and void to the extent the issuance of shares upon such conversion would violate this subsection (i).

3. Rights Upon Major Transaction. Notwithstanding anything contained herein or in the Facility Agreement to the contrary, in the event that a Major Transaction occurs, then the Holder, at its option, may require the Company to redeem all or any portion of the Principal (and the Interest Amount thereon) outstanding on the Holder’s Notes for cash in accordance with

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Section 3(b) below. In the event the Holder shall not have exercised any of its rights under the immediately preceding sentence within the applicable time periods set forth herein, then the Major Transaction shall be treated as an Assumption (as defined below) in accordance with Section 3(a) below unless the Holder waives its rights under this Section 3 with respect to such Major Transaction. For the avoidance of doubt, the Holder may waive the above provisions of this Section 3 with respect to any Major Transaction and, without limitation, may elect to convert this Note in accordance with the other terms hereof prior to any Major Transaction.

(a) Assumption. The Company shall not enter into or be party to a Major Transaction that is to be treated as an Assumption pursuant to this Section 3, unless any Successor Entity assumes in writing all of the obligations of the Company under this Note and provides (a) registration rights that are comparable to those provided to the initial Holder under the Investor Rights Agreement, if the Successor Entity is not a Publicly Traded Successor Entity, or (B) resale registration rights reasonably acceptable to the Holder, if the Successor Entity is a Publicly Traded Successor Entity, in accordance with the provisions of this Section 3(a) pursuant to written agreements and instruments in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Major Transaction (not to be unreasonably withheld or delayed), including a security of the Successor Entity evidenced by a written instrument (a “Replacement Note”) substantially similar in form and substance to the Notes, including, without limitation, representing the appropriate number of shares of the Successor Entity, having similar conversion rights as the Notes (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions based on the price per share or conversion ratio, and taking into account any cash consideration, to be received by the holders of Conversion Shares in the Major Transaction) and providing for conversion into the shares of the Successor Entity into or for which shares of the same class and series as the Shares are to be converted or exchanged (“Successor Conversion Shares”). Upon the occurrence of any Major Transaction, but only if a Replacement Note has not been delivered to the Holder in connection therewith, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Major Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Major Transaction, but only if a Replacement Note has not been delivered to the Holder in connection therewith, any Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Major Transaction, in lieu of the Conversion Shares (or other securities, cash, assets or other property) issuable upon the conversion of the Notes prior to such Major Transaction, such Successor Conversion Shares in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Major Transactions and shall be applied without regard to any limitations on the conversion of this Note, including any applicable beneficial ownership limitations. Any assumption of Company obligations under this paragraph shall be referred to herein as an “Assumption.”

(b) Notice; Major Transaction Early Termination Right. At least fifteen (15) days prior to the consummation of any Major Transaction, but, in any event, within five (5)

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Business Days following the first to occur of (x) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, (y) the day following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time, and (z) the date of execution of the definitive agreement with respect to a Major Transaction, if such agreement is executed prior to an IPO Event, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Major Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Major Transaction Notice and ending five (5) Trading Days prior to the consummation of such Major Transaction (the “Early Termination Period”), the Holder may require the Company to redeem (an “Early Termination Upon Major Transaction”) all or any portion of the outstanding portion of this Note (without regard to any ownership limitations) by delivering written notice thereof (“Major Transaction Early Termination Notice”) to the Company, which Major Transaction Early Termination Notice shall indicate the portion (the “Early Termination Portion”) of this Note that the Holder is electing to have so redeemed. The Early Termination Portion shall be redeemed by the Company at a price (the “Major Transaction Note Early Termination Price”) payable in cash equal to the greater of (1) the Principal amount of the Early Termination Portion and the Interest Amount thereon (additionally including, for this purpose, any interest that would have accrued on such Principal amount from the date of the Major Transaction until the then applicable maturity date of the Note were such Principal amount on the Note outstanding throughout such period), and (2) the amount of cash payable or distributable per Conversion Share plus the Fair Market Value of any property (other than cash) payable or distributable per Conversion Share (or the shares of Common Stock into which such Conversion Shares are then convertible, if greater), in each case, pursuant to the terms of the Charter in connection with such Major Transaction.

(c) Payment of Major Transaction Note Early Termination Price. Following the receipt of a Major Transaction Early Termination Notice from the Holder, the Company shall not effect a Major Transaction that is being treated as an early termination unless it obtains the written agreement of any Successor Entity that payment of the Major Transaction Note Early Termination Price shall be made to the Holder prior to or concurrently with consummation of such Major Transaction (subject to any holdbacks or escrows applicable to such payment pursuant to the applicable acquisition agreement and subject to standard non-material conditions on such payment imposed by such Successor Entity, such as surrender of this Note and delivery of a letter of transmittal and an applicable IRS Form W-9 or applicable W-8, if applicable), and such payment shall be a condition precedent or concurrent to consummation of such Major Transaction.

(d) Injunction. Following the receipt of a Major Transaction Early Termination Notice from the Holder, in the event that the Company attempts to consummate a Major Transaction without the Major Transaction Note Early Termination Price being paid to the Holder prior to or concurrently with the consummation of such Major Transaction in accordance with Section 3(c) above, or obtaining any written agreement of the Successor Entity required by Section 3(c) above, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Note Early Termination Price is paid to the Holder, in full.

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Any payment determined pursuant to clause (1) of Section 3(b) in connection with an early termination shall have priority to payments to holders of capital stock in connection with a Major Transaction and to the extent an early termination required by this Section 3 is deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such early termination shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 3, until the Major Transaction Note Early Termination Price is paid in full (excluding any amount subject to escrows or holdbacks and any other contingent consideration that has not accrued), this Note may be converted, in whole or in part, by the Holder into Shares, or in the event the Conversion Date is after the consummation of a Major Transaction, Successor Conversion Shares pursuant to this Section 3. The parties hereto agree that in the event of the early termination of any portion of the Note under this Section 3, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 3 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

4. Amendment; Waiver. The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Holder, provided that the Company and the Required Note Holders may in writing amend the Notes on behalf of all of the Holders of Notes.

5. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Facility Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that, except as may be set forth in the Facility Agreement, there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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6. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Facility Agreement and shall not be construed against any Person as the drafter hereof.

7. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

8. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 4.1 of the Facility Agreement.

9. Restrictions on Transfer.

(a) Registration or Exemption Required. This Note has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration or qualification under applicable state laws. None of the Note or the Conversion Shares may be pledged, transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(1) and a half” transaction.

(b) Assignment. Subject to Section 6.5 of the Facility Agreement, the Holder may sell, transfer, assign, pledge, hypothecate or otherwise dispose (collectively, “Transfer”) of this Note, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Note shall be Transferred and the respective principal amount of the Note to be Transferred to each assignee. The Company shall effect the Transfer within (i) five (5) Business Days, in the case of a transfer occurring prior to an IPO Event, and (ii) three (3) Business Days, in the case of a transfer occurring following the IPO Event (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Note or Notes of like tenor and terms for the appropriate principal amount. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Note are intended to be for the benefit of all Holders from time to time of this Note, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is a so called “4(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(1) and half” transaction.

10. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any

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legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

11. Cancellation. After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

12. Registered Note. This Note may be transferred only upon notation of such transfer on the Register, and no assignment thereof shall be effective until recorded therein.

13. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Facility Agreement.

14. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

15. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of

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example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

16. Execution. A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Senior Secured Convertible Note to be duly executed as of the date first set forth above.

COMPANY:

KEMPHARM, INC.

By:

Exhibit A

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) of KEMPHARM, INC., a Delaware corporation (the “Company”), in the original principal amount of $10,000,000. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

Principal, applicable thereto, to be converted:

Interest, applicable thereto, to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of [                    ] to be issued:

Please issue the [            ] into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated [                    ], 2014 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

KEMPHARM, INC.

By:
Name:
Title:

Exhibit B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached Senior Secured Convertible Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $         from KEMPHARM, INC., a [                    ] corporation, evidenced by the attached Note and does hereby irrevocably constitute and appoint                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Note:

Name
Address
Please print name and address of assignee (including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

FORM OF OPINION

            , 20

[                    ]

Re:	KEMPHARM, INC. (the “Company”)

Dear Sir:

[                    ] (“[                    ]”) intends to transfer its Senior Secured Convertible Note in the principal amount of $         (the “Note”) of the Company to                      (“                    ”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection herewith, we have examined such documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Note by                      to                      may be effected without registration under the Securities Act, provided, however, that the Note to be transferred to                      contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Note is subject to a stop order.

The foregoing opinion is furnished only to                      and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

Exhibit B

CERTIFICATE OF INCORPORATION

OF

KEMPHARM, INC.

This Certificate of Incorporation is being executed as of May 28, 2014. Pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned does hereby make the following statements for the purposes of the DGCL.

ARTICLE I.

The name of the Corporation is KemPharm, Inc. (the “Corporation”).

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is 1209 North Orange St., City of Wilmington, County of New Castle, Delaware, Zip Code 19801, and the name of its registered agent at such address is The Corporation Trust Company; provided that such designations may hereinafter be changed by the Corporation’s board of directors (the “Board”) in accordance with the DGCL.

ARTICLE III.

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV.

This Corporation shall have no corporate seal.

ARTICLE V.

The Corporation is authorized to issue 249,483,000 shares of stock, consisting of 140,000,000 shares of common stock (“Common Stock”), with a par value of $0.0001 per share, and 109,483,000 shares of preferred stock, with a par value of $0.0001 per share, of which 9,705,000 shares are designated Series A Convertible Preferred Stock (“Series A Preferred Stock”), 6,220,000 shares are designated Series B Convertible Preferred Stock (“Series B Preferred Stock”), 18,558,000 shares are designated Series C Convertible Preferred Stock (“Series C Preferred Stock”) and 75,000,000 shares are designated Series D Convertible Preferred Stock (“Series D Preferred Stock”). The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock and each series of Preferred Stock are as set forth below.

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ARTICLE VI.

The corporate existence of this Corporation shall have perpetual duration unless sooner dissolved in accordance with the Certificate of Incorporation and as otherwise provided in the DGCL. The Corporation’s incorporator is David W. Pollak, whose address at the time of incorporation was 101 Park Avenue, New York, NY 10178.

ARTICLE VII.

Section 1. Directors. The Board shall comprise at least seven (7) and not more than nine (9) directors. The Board shall be composed of a specific number of Directors as shall be determined and fixed by the Board from time to time in the manner set forth in the Corporation’s bylaws (as amended from time to time, the “Bylaws”).

Section 2. Director Election and Qualifications. Unless otherwise provided by the Bylaws, directors need not be stockholders. The election of directors for this Corporation need not be by written ballot unless the Bylaws so require.

Section 3. Board Authority. The directors of the Corporation shall have the powers set forth in the DGCL and the Bylaws. Subject to any additional vote required by the Certificate of Incorporation or the Bylaws, in furtherance of and not in limitation of the powers granted by statute, the Board is expressly authorized to make, alter, amend, repeal or rescind the Bylaws in any manner not inconsistent with the laws of the State of Delaware, any agreement between the Corporation and its stockholders and the approval of any holders of Series D Preferred Stock required under Section 4 of Article XIII of the Certificate of Incorporation.

ARTICLE VIII.

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) Deerfield Private Design Fund III, L.P. (the “Deerfield Investor”) or any partner, member, director, stockholder, employee or agent of the Deerfield Investor, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE IX.

Section 1. No Liability. To the fullest extent permitted by law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

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Section 2. Amendment of Article IX. Any amendment, repeal or modification of any of the foregoing provisions of this Article IX shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE X.

Section 1. Limited Liability. The private property of the stockholders shall be forever exempt from corporate debts and liabilities.

Section 2. Amendment of Article X. This Article shall not be changed except by one hundred percent (100%) vote of all stockholders in interest in favor thereof.

ARTICLE XI.

Section 1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article XI, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

Section 2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article XI or otherwise.

Section 3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article XI is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in

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whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

Section 5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

Section 8. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article XI; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article XI.

Section 9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

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ARTICLE XII.

Section 1. Amendment of Certificate of Incorporation. Subject to any approvals required under the Certificate of Incorporation, including but not limited to Section 4 of Article XIII, the procedure to amend the Certificate of Incorporation shall be the same as set out in the DGCL.

Section 2. Dissolution. Following the Corporation’s receipt of approvals required under the Certificate of Incorporation, including but not limited to Section 4 of Article XIII, and any other approvals required under the DGCL, the Corporation may be dissolved in accordance with the Certificate of Incorporation and the DGCL.

ARTICLE XIII.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth below.

A. “Additional Consideration” shall mean the portion, if any, of the consideration payable to the stockholders of the Corporation in an Event of Liquidation that is only payable upon the satisfaction of certain contingencies.

B. “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to
Subsection 7.D(b) of this Article XIII, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(a) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on applicable Preferred Stock;

(b) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsections 7.D, 7.F, 7.G or 7.H of this Article XIII;

(c) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

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(d) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(e) any shares of Series D Preferred Stock issued to (1) the Deerfield Investor pursuant to the Facility Agreement or (2) other Persons upon conversion of the Corporation’s unsecured convertible notes, in an original aggregate principal amount of $3,846,000, which notes were issued pursuant to that certain Subscription Agreement dated as of April 15, 2013; or

(f) any Deerfield Warrants and Deerfield Convertible Notes, and shares of Common Stock or Series D Preferred Stock issuable upon exercise of any Deerfield Warrants or upon conversion of any Deerfield Convertible Notes.

C. “Available Proceeds” shall mean the consideration received by the Corporation for a Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders.

D. “Conversion Price” shall have the meaning give to it in Subsection 7.A of this Article XIII.

E. “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

F. “Conversion Time” shall mean the close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of notice and, if applicable, certificates (or lost certificate affidavit and agreement) by a holder of Preferred Stock of the voluntary conversion of his, her or its Preferred Stock into Common Stock in accordance with Subsection 7.C(a) of this Article XIII.

G. “Deemed Liquidation Event” shall mean (i) any merger, consolidation or share exchange transaction in which (a) the Corporation is a constituent party or (b) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation (except any such merger, consolidation or share exchange involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation or share exchange continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger,

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consolidation or share exchange, the parent corporation of such surviving or resulting corporation), or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets or capital stock of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Corporation.

H. “Deerfield Convertible Notes” shall mean the senior secured convertible notes issued by the Corporation to the Deerfield Investor pursuant to the Facility Agreement.

I. “Deerfield Warrants” shall mean the warrants to purchase shares of Series D Preferred Stock or Common Stock issued by the Corporation to the Deerfield Investor.

J. “Event of Liquidation” shall mean (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or (ii) any Deemed Liquidation Event.

K. “Facility Agreement” shall mean that certain Facility Agreement, dated on or around May 30, 2014, between the Corporation and the Deerfield Investor.

L. “Initial Consideration” shall mean the portion of the consideration payable to the stockholders of the Corporation in an Event of Liquidation that is not Additional Consideration.

M. “Initial Conversion Price” shall have the meaning given to it in Subsection 7.A of this Article XIII.

N. “Liquidation Preference Amount” shall be, (i) with respect to any share of Series A Preferred Stock, equal to $0.40 per share of any then unconverted Series A Preferred Stock, as adjusted for subdivision or combination of such shares, (ii) with respect to any share of Series B Preferred Stock, equal to $0.62 per share of any then unconverted Series B Preferred Stock, as adjusted for subdivision or combination of such shares, (iii) with respect to any share of Series C Preferred Stock, equal to $0.78 per share of any then unconverted Series C Preferred Stock, as adjusted for subdivision or combination of such shares; and (iv) with respect to any share of Series D Preferred Stock, equal to $0.78 per share of any then unconverted Series D Preferred Stock, as adjusted for subdivision or combination of such shares.

O. “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

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P. “Original Issue Price” shall mean (i) with respect to any share of Series A Preferred Stock, $0.40 per share, (ii) with respect to any share of Series B Preferred Stock, $0.62 per share, (iii) with respect to any share of Series C Preferred Stock, $0.78 per share, and (iv) with respect to any share of Series D Preferred Stock, $0.78 per share, subject in each case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock.

Q. “Person” shall mean any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

R. “Preferred Stock” shall mean Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock without distinction.

S. “Qualified Public Offering” shall mean the closing of the sale of shares of the Common Stock to the public at a price of at least $1.25 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, with at least $25,000,000 of gross proceeds to the Corporation and a listing of the Common Stock on the Nasdaq Stock Market or the New York Stock Exchange.

T. “Requisite Series D Holders” shall mean the holders of a majority of the outstanding shares of Series D Preferred Stock then outstanding or issuable upon the conversion or exchange of Convertible Securities (including the Deerfield Convertible Notes) or issuable upon the exercise of Options (including the Deerfield Warrants), which majority must include the Deerfield Investor.

U. “Series D Original Issue Date” shall mean the date on which the first shares of Series D Preferred Stock was issued.

V. “Securities Act” shall mean the Securities Act of 1933, as amended.

W. “Term Note” shall mean that certain term note issued by the Corporation to the Deerfield Investor pursuant to the Facility Agreement.

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Section 2. Common Stock.

A. General. The voting, dividend, liquidation and any other rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and to the rights, powers and preferences of other classes and series of Preferred Stock that may be outstanding from time to time.

B. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to the Certificate of Incorporation or the DGCL. There shall be no cumulative voting.

C. Common Stock Preemptive Rights. The holders of Common Stock shall not have any preemptive rights to purchase capital stock of the Corporation.

Section 3. Preferred Stock: Dividends.

A. With respect to the Corporation’s payment of dividends or distributions, if any, the Series D Preferred Stock shall rank senior in priority to the Series C Preferred Stock, which shall rank senior in priority to the Series B Preferred Stock, which shall rank senior in priority to the Series A Preferred Stock, which shall rank senior in priority to all shares of Common Stock.

B. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock, provided that an adjustment to the respective Conversion Prices of the Preferred Stock has been made in accordance with Subsection 7.F of this Article XIII below) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance

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price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Conversion Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend; provided, further that the payment of any dividends under this Certificate of Incorporation is subject to the prior payment, first, of any and all amounts required under the Deerfield Convertible Notes and Deerfield Warrants, then the prior payment of dividends to the more senior series of Preferred Stock.

Section 4. Preferred Stock: Voting.

A. General. Except as provided in the Bylaws, the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have no voting rights, provided that such series of Preferred Stock shall have voting rights to the extent that such voting rights are required under the DGCL and cannot be eliminated by the Certificate of Incorporation.

B. No Cumulative Voting. There shall be no cumulative voting.

C. Series D Preferred Stock Voting Rights Generally. Excluding votes for the election of the Corporation’s directors, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series D Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series D Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation and excluding votes for the election of the Corporation’s directors, holders of Series D Preferred Stock shall vote together with the holders of Common Stock as a single class.

D. Series D Protective Provisions. The Corporation shall not (and shall not permit any subsidiary to), either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law, the Certificate of Incorporation or any agreement to which the Corporation is a party) the written consent or affirmative vote of the holders of at least a majority of the issued and outstanding shares of Series D Preferred Stock, which majority must include the Deerfield Investor:

(a) liquidate, dissolve or wind up the business and affairs of the Corporation or any of its subsidiaries, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

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(b) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the holders of Series D Preferred Stock;

(c) create, or authorize the creation of, or issue or obligate itself to issue shares of any additional class or series of capital stock unless the same ranks junior to the Series D Preferred Stock with respect to distributions upon an Event of Liquidation, the payment of dividends and rights of redemption;

(d) increase the authorized number of shares of Series D Preferred Stock or increase the authorized number of shares of any other class or series of capital stock unless the same ranks junior to the Series D Preferred Stock with respect to distributions upon an Event of Liquidation, the payment of dividends and rights of redemption;

(e) issue any shares of Series D Preferred Stock other than as contemplated by the Facility Agreement, the Deerfield Convertible Notes or the Deerfield Warrants;

(f) reclassify, alter or amend any existing security of the Corporation (i) that is pari passu with the Series D Preferred Stock in respect of distributions payable upon an Event of Liquidation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred Stock in respect of any such right, preference, or privilege or (ii) that is junior to the Series D Preferred Stock in respect of distributions payable upon an Event of Liquidation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D Preferred Stock in respect of any such right, preference or privilege;

(g) declare, pay or make any dividends or other distributions to any holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or any other capital stock that is junior to the Series D Preferred Stock in respect of the payment of dividends or distributions, or to any holders of shares of a class or series of capital stock issued following the Series D Original Issue Date that is pari passu to the Series D Preferred Stock in respect of the payment of dividends;

(h) purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), or permit any subsidiary to purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or any other capital stock that is junior to the Series D Preferred Stock, or to any holders of shares of a class or series of capital stock issued following the Series D Original Issue Date that is pari passu to the Series D Preferred Stock; provided, however, that the approval by the Series D Preferred Stock and the Deerfield Investor otherwise required by this Subsection 4.D(h)

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shall not be required for: (1) shares repurchased from former employees, consultants or directors of the Corporation in accordance with restricted stock purchase agreements with such employees, consultants or directors entered into with Board approval, (2) the repurchase of up to $100,000 of additional shares, in the aggregate, of such junior or pari passu classes or series of capital stock, and (3) redemptions of the Series D Preferred Stock as expressly authorized in the Certificate of Incorporation; or

(i) increase or decrease the authorized number of directors constituting the Board.

E. With respect to any such vote in Subsection 4.D, each share of Series D Preferred Stock outstanding on the record date for determining the stockholders of the Corporation eligible to vote on any such matters shall entitle the holder thereof to one vote.

Section 5. No Redemption. The Corporation shall not have any right or obligation to redeem any shares of Preferred Stock.

Section 6. Liquidation. Upon an Event of Liquidation, subject to the prior payment of any and all amounts required under the Deerfield Convertible Notes, the Deerfield Warrants and the Term Note, the assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Common Stock and Preferred Stock as follows:

A. Series D Preferred Stock Preference. Before any distribution or payment is made to any holder of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, the holders of shares of Series D Preferred Stock shall first be entitled to be paid an amount equal to the Liquidation Preference Amount with respect to each share of Series D Preferred Stock, plus any dividends declared but unpaid thereon. If, upon any Event of Liquidation, the assets of the Corporation available for distribution to the holders of the Series D Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series D Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

B. Series C Preferred Stock Preference. If the holders of Series D Preferred Stock have been paid in full the Liquidation Preference Amounts to which they are entitled, then, before any distribution or payment is made to any holder of Common Stock, Series A Preferred Stock or Series B Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to be paid an amount equal to the Liquidation Preference Amount with respect to each share of Series C Preferred Stock. If, upon any Event of Liquidation, the assets of the Corporation available for distribution to the holders of the Series C Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series C Preferred Stock

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shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

C. Series B Preferred Stock Preference. If the holders of Series D Preferred Stock and Series C Preferred Stock have been paid in full the Liquidation Preference Amounts to which they are entitled, then, before any distribution or payment is made to any holder of Common Stock or Series A Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to be paid an amount equal to the Liquidation Preference Amount with respect to each share of Series B Preferred Stock. If, upon any Event of Liquidation, the assets of the Corporation available for distribution to the holders of the Series B Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series B Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

D. Series A Preferred Stock Preference. If the holders of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock have been paid in full the Liquidation Preference Amounts to which they are entitled, then, before any distribution or payment is made to any holder of Common Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid an amount equal to the Liquidation Preference Amount with respect to each share of Series A Preferred Stock. If, upon any Event of Liquidation, the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

E. Distribution of Remaining Assets. If, upon an Event of Liquidation, holders of the Preferred Stock shall have been paid in full the Liquidation Preference Amounts to which they are entitled, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock that they then have the right to acquire upon conversion of the shares of Preferred Stock then held by them.

F. Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event of the type described in subclause (i)(a) of the definition thereof unless the definitive agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation, (subject to the prior payment of any and all amounts required under

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the Deerfield Convertible Notes the Deerfield Warrants and the Term Note) shall be allocated among the holders of capital stock of the Corporation in accordance with the introductory paragraph of this Section 6 and the order of seniority reflected in Subsections 6.A through 6.E above; and, subject to Subsection 6.H below, shall be payable to the stockholders of the Corporation upon the closing of such Deemed Liquidation Event.

(b) In the event of a Deemed Liquidation Event of the type described in subclauses (i)(b) or (ii) of the definition thereof, the Corporation shall, upon the closing of such Deemed Liquidation event, distribute the Available Proceeds to the stockholders of the Corporation in accordance with the introductory paragraph of this Section 6 and the order of seniority reflected in Subsections 6.A through 6.E above. Prior to the distribution provided for in this Subsection 6.F(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to pay any and all amounts required under the Deerfield Convertible Notes, the Deerfield Warrants and the Term Note and to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

G. Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, or other disposition shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board unless the amount deemed paid or distributed is made in property other than in cash, in which case the value of such distribution shall be the fair market value of such property, determined as follows:

(a) For securities not subject to investment letters or other similar restrictions on free marketability covered by paragraph (b) of this Subsection 6.G:

(i) if traded on a securities exchange, the value shall be deemed to be the volume-weighted average of the closing prices of the securities on such exchange over the thirty (30) period ending three (3) business days prior to the closing of such transaction;

(ii) if actively traded over-the-counter, the value shall be deemed to be the volume-weighted average of the closing bid or sale prices over the thirty (30) day period ending three (3) business days prior to the closing of such transaction; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as reasonably determined by the Board in good faith.

(b) The method of valuation of securities subject to investment letters or other restrictions on free marketability (other than restrictions arising solely by virtue of a

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stockholder’s status as an affiliate or former affiliate) shall be to take an appropriate discount from the market value as determined as provided in clauses (i), (ii) or (iii) of paragraph (a) of this Subsection 6.G to reflect the adjusted fair market value thereof, all as reasonably determined by the Board in good faith.

H. Allocation of Escrow and Contingent Consideration. In the event of an Deemed Liquidation Event of the type described in clause (i)(a) of the definition thereof, if any portion of the consideration is Additional Consideration, the definitive agreement or agreements pursuant to which such Deemed Liquidation Event occurs shall provide that (a) the Initial Consideration shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 6 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 6 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 6, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

Section 7. Optional Conversion. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock in accordance with this Section 7.

A. Right to Convert. Subject to Subsection 7.C of this Article XIII, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price for such applicable series by the Conversion Price (as defined below) in effect for such series at the Conversion Time. As of the Series D Original Issue Date, “Initial Conversion Price” shall mean:

i.	with respect to any share of Series A Preferred Stock, $0.40 per share,

ii.	with respect to any share of Series B Preferred Stock, $0.62 per share,

iii.	with respect to any share of Series C Preferred Stock, $0.78 per share, and

iv.	with respect to any share of Series D Preferred Stock, $0.78 per share.

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The Initial Conversion Price of each series of Preferred Stock is subject to adjustment as provided in this Section 7. “Conversion Price” in the Certificate of Incorporation shall mean, with respect to any share of Preferred Stock, the Initial Conversion Price of said share, as adjusted for stock splits, combinations, recapitalizations, reclassifications and similar events as described herein, and as otherwise adjusted as provided in this Section 7. In connection with any restatement of the Certificate of Incorporation following the Series D Original Issue Date, the Corporation shall update the Initial Conversion Price in this Subsection 7.A to reflect any adjustments pursuant to Subsection 7.D based on events between the Series D Original Issue Date and the date of such restatement.

B. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any series of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of the series of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

C. Mechanics of Conversion.

(a) Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of the Conversion Time. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his,

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her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 7.B in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

(b) Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(c) Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 7.B and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

(d) No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(e) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of

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Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

D. Adjustments to Applicable Conversion Price for Diluting Issues.

(a) No Adjustment of Conversion Price. No adjustment in the Conversion Price with respect to the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, respectively, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price with respect to the Series D Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series D Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(b) Deemed Issue of Additional Shares of Common Stock.

i.	If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

ii.

If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price applicable to any series of Preferred Stock pursuant to the terms of Subsection 7.D(c), are

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revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price applicable to such series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

iii.

If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price applicable to any series of Preferred Stock pursuant to the terms of Subsection 7.D(c) (either because the consideration per share (determined pursuant to Subsection 7.D(d)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date for), are revised after the Series D Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions

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of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 7.D(b)(i) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

iv.	Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Subsection 7.D(c), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

v.

If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Subsection 7.D(b) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Subsection 7.D(b)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Subsection 7.D(b) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of

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calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(c) Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 7.D(b)), without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in effect immediately prior to such issue, then the Conversion Price of each such applicable series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

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(d) Determination of Consideration. For purposes of this Subsection 7.D, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

i.	Cash and Property: Such consideration shall:

(1)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(2)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(3)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

ii.	Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 7(D)(b), relating to Options and Convertible Securities, shall be determined by dividing:

(1)	The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

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(e) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price applicable to a series of Preferred Stock pursuant to the terms of Subsection 7.D(c), and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, such Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

E. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series D Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price applicable to a series of Preferred Stock that is in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Subsection 7.E shall become effective at the close of business on the date the subdivision or combination becomes effective.

F. Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price applicable to the given series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

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Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Subsection 7.F as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of the applicable Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of the applicable Preferred Stock had been converted into Common Stock on the date of such event.

G. Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 3 of this Article XIII do not apply to such dividend or distribution, then and in each such event the holders of the applicable Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of the applicable Preferred Stock had been converted into Common Stock on the date of such event.

H. Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 6, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 7.D, 7.F or 7.G, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 7 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 7 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Subsection 7.H shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the DGCL in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 7.H be deemed conclusive evidence of the fair value of shares of Preferred Stock in any such appraisal proceeding.

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I. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 7, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the applicable Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of the applicable Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the applicable Preferred Stock.

J. Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Event of Liquidation; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such

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exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the earlier of the record date or effective date for the event specified in such notice.

Section 8. Mandatory Conversion

A. Trigger Events. Upon the closing of (x) a Qualified Public Offering, (y) an underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act, that is not a Qualified Public Offering but is approved by the Deerfield Investor and the Board or (z) the date specified by written consent or agreement of the holders of a majority of the then-outstanding shares of Preferred Stock, voting together as a separate class on an as-converted to Common Stock basis, which written consent or agreement shall include the written consent or agreement of the Requisite Series D Holders, then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock (the time of such closing or the date and time of the event specified in such vote or written consent is referred to in the Certificate of Incorporation as the “Mandatory Conversion Time”), at the then effective conversion rate as calculated pursuant to Subsection 7.A and (ii) such shares may not be reissued by the Corporation.

B. Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 8. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 8.A, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 8.B. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Subsection 7.B in lieu of any fraction of a share

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of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

Section 9. Notice of Certain Events. In case the Corporation shall propose at any time or from time to time (A) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock, (B) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation which would, if consummated adjust the Conversion Price or the securities issuable upon conversion of shares of Preferred Stock, or (E) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall mail to each holder of shares of Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation, a written notice of such proposed action, which shall specify (1) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of shares of Common Stock or record to be entitled to such dividend, distribution or rights are to be determined, or (2) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least ten (10) business days prior to the applicable record, determination or effective date, specified in such notice.

ARTICLE XIV.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XIV shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of

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this Article XIV (including, without limitation, each portion of any sentence of this Article XIV containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XV.

The Corporation shall not be governed by or subject to Section 203 of the DGCL.

ARTICLE XVI.

This Certificate of Incorporation shall be effective as of the date on which it is received for filing by the office of the Secretary of State for the State of Delaware.

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IN WITNESS WHEREOF, the sole incorporator of the Corporation has executed this Certificate of Incorporation on behalf of the Corporation this 28 day of May, 2014.

KEMPHARM, INC.

By:
Name: David W. Pollak
Title: Sole Incorporator

[Signature Page to Certificate of Incorporation]

Exhibit C

PROMISSORY NOTE

THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE AMOUNT OF OID SHALL BE MUTUALLY DETERMINED BY THE ORIGINAL HOLDER AND THE COMPANY IN GOOD FAITH AND IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF SECTIONS 1271 THROUGH 1275 OF THE U.S. INTERNAL REVENUE CODE. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE FOLLOWING ADDRESS: 2656 CROSSPARK ROAD, SUITE 100, CORALVILLE, IOWA 52241; ATTENTION: GORDON K. JOHNSON, FAX NUMBER: (319) 665-2577

[            ], 20[    ]

FOR VALUE RECEIVED, KemPharm, Inc., a Delaware corporation (the “Maker”), by means of this Promissory Note (this “Note”), hereby unconditionally promises to pay to Deerfield Private Design Fund III, L.P. (the “Payee”), a principal amount equal to the lesser of (a) [                    ] ($[        ]) and (b) the aggregate amount of Disbursements allocated to the Payee pursuant to Section 2.2 of the Facility Agreement referenced to below, in lawful money of the United States of America and in immediately available funds, on the dates provided in the Facility Agreement.

This Note is a Term Note referred to in the Facility Agreement dated as of June 2, 2014 between the Maker, the Payee and the other parties thereto (as modified and supplemented and in effect from time to time, the “Facility Agreement”), with respect to the Loan made by the Payee thereunder. Capitalized terms used herein and not expressly defined in this Note shall have the respective meanings assigned to them in the Facility Agreement.

This Note shall bear interest on the principal amount hereof pursuant to the provisions of the Facility Agreement.

The Maker shall make all payments to the Payee of interest and principal under this Note in the manner provided in and otherwise in accordance with the Facility Agreement.

If an Event of Default has occurred and is continuing, this Note may in accordance with the applicable provisions of the Facility Agreement, become immediately due and payable. This Note shall be assigned or transferred in accordance with the terms of the Facility Agreement. Any such assignment shall be evidenced by an assignment agreement between the Payee and the assignee and by the issuance of a new Note by the Maker in the name of the transferee with terms and conditions identical to those herein and reflecting the principal amount transferred thereto. If the entire principal amount of this Note is not transferred, a new Note in the name of the Payee shall also be issued by the Maker reflecting the principal amount remaining after the transfer. This Note is subject to the tax gross-up under Section 2.5 of the Facility Agreement.

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Subject to the terms of the Facility Agreement, all payments of any kind due to the Payee from the Maker pursuant to this Note shall be made in the full face amount thereof, free and clear of, and without deduction or withholding for, any present or future taxes.

The Maker shall pay all costs of collection, including, without limitation, all reasonable and documented out-of-pocket, legal expenses and attorneys’ fees, paid or incurred by the Payee in collecting and enforcing this Note, in each case, to the extent required pursuant to Section 6.3 of the Facility Agreement.

Other than those notices required to be provided by Payee to Maker under the terms of the Facility Agreement, the Maker and every endorser of this Note, or the obligations represented hereby, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Facility Agreement or the performance of the obligations under this Note and/or the Facility Agreement. No renewal or extension of this Note or the Facility Agreement, no delay in the enforcement of payment of this Note or the Facility Agreement, and no delay or omission in exercising any right or power under this Note or the Facility Agreement shall affect the liability of the Maker or any endorser of this Note.

No delay or omission by the Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Note may be waived or amended only in a writing signed by the Maker and the Payee. This Note may be prepaid in whole or in part in accordance with the provisions of the Facility Agreement.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against Payee or its affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Payee hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Payee hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to Payee at the address in effect for notices to it under the Facility Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Payee hereby waive all rights to a trial by jury.

[Signature page follows]

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IN WITNESS WHEREOF, an authorized representative of the Maker has executed this Note as of the date first written above.

KEMPHARM, INC.

By:
Name:
Title:

Exhibit D

Use of Proceeds

The Borrower will use the proceeds of the Loan for clinical trials and general corporate purposes.

Exhibit E

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase
[ ] shares	Warrant Number

Warrant to Purchase Shares of Series D Preferred Stock

of

Kempharm, Inc.

THIS CERTIFIES that Deerfield Private Design Fund III, L.P. or any subsequent holder hereof (“Holder”) has the right to subscribe for and acquire from Kempharm, Inc., a Delaware corporation (the “Company”) (i) prior to the Mandatory Conversion Time (as defined below), [                    ] ([                    ]), fully paid and nonassessable shares of the Company’s Series D Convertible Preferred Stock, no par value (“Series D Preferred Stock”), and (ii) to the extent unexercised at the Mandatory Conversion Time (as defined below), from and after the Mandatory Conversion Time a number of fully paid and nonassessable shares of the Company’s Common Stock, no par value (“Common Stock”), equal to the Common Stock Amount (as defined below) (such shares of Series D Preferred Stock or Common Stock, as the case may be, issuable upon exercise of this Warrant, the “Shares”), subject to the terms set forth herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below).

Holder agrees with the Company that this Warrant to Purchase Shares of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1. Date of Issuance and Term.

This Warrant shall be deemed to be issued on [                    ] (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on [TEN YEARS FROM DATE OF ISSUANCE] (the “Term”). This Warrant was issued in conjunction with that certain Facility Agreement (the “Facility Agreement”) by and among the Company and Deerfield Private Design Fund III, L.P., dated June 2, 2014, entered into in conjunction herewith.

Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Shares upon exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.985% of the total number of the shares of Common Stock then issued and outstanding (the “9.985% Cap”)); provided that the 9.985% Cap shall not apply to the extent that shares of Common

Stock are not deemed to constitute “equity securities” pursuant to Rule 13d-1(i) under the Exchange Act and, provided further, that the 9.985% Cap shall not apply to an exercise effected following receipt of a Major Transaction Notice (as defined below) in respect of a Major Transaction (as defined below) described in Section 5(c)(i)(A) below in which the Company is not the surviving entity until consummation or abandonment of such Major Transaction.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

For purposes hereof:

“Business Day” means a day other than a day on which commercial banks are authorized or required by law to close in the City of New York.

“Common Stock Amount” means a number of shares of Common Stock of the Company equal to (x) the number of shares of Series D Preferred Stock issuable upon a full Cash Exercise of this Warrant immediately prior to the Mandatory Conversion Time, multiplied by (y) the Per Share Underlying Common Amount at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value as mutually determined by the Company and the Required Holders (as defined below), subject to the dispute resolution provisions set forth in Section 3(b) below.

“Holder” means Deerfield Special Situations International Master Fund, L.P. and any transferee or assignee pursuant to the terms of this Warrant.

“Initial Warrantholders” shall mean the initial Holders of this Warrant and the initial holders of the other Warrants issued pursuant to the Facility Agreement.

“Investor Agreements” shall mean the Right of First Refusal and Co-Sale Agreement, dated as of June 2, 2014, by and among the Company and the stockholders party thereto, the Investors’ Rights Agreement (the “Investor Rights Agreement”), dated as of June 2, 2014, by and among the Company and the stockholders party thereto, and the Voting Agreement, dated as of June 2, 2014, by and among the Company and the stockholders party thereto.

“Mandatory Conversion Time” means the time of any mandatory conversion of the shares of Series D Preferred Stock required by the Company’s certificate of incorporation (as it may be amended or restated from time to time (the “Charter”)).

“Per Share Underlying Common Amount” means the number of shares of Common Stock, at any relevant time, that would be issuable upon conversion of one share of Series D Preferred Stock, reflected as a fraction to the third decimal.

“Required Holders” means holders of a majority in interest of the Warrants.

2. Exercise.

(a) Manner of Exercise. During the Term, this Warrant may be Exercised as to all or any lesser number of whole Shares covered hereby (the “Warrant Shares”) by sending the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) duly completed and executed, for each Share as to which this Warrant is Exercised, at the office of the Company, 2656 Crosspark Road, Suite 100, Coralville, IA 52441, or at such other office or agency as the Company may designate in writing, by overnight mail, facsimile (319) 665-2577, or electronic mail (rjohnson@kempharm.com) (such exercise hereinafter called the “Exercise” of this Warrant).

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(b) Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that the Exercise Form attached hereto as Exhibit A, completed and executed, is sent to the Company (whether transmission by the Holder is by facsimile, electronic mail or mail), provided that the Exercise Price is satisfied, within two (2) Business Days thereafter. Upon delivery of the Exercise Form to the Company by electronic mail, facsimile or otherwise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been Exercised, irrespective of the date such Warrant Shares are issued or delivered. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Company. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

(c) Delivery of Shares Upon Exercise. Upon an exercise of this Warrant, within the Delivery Period (as defined below), the Company shall issue and deliver (or cause its transfer agent (the “Transfer Agent”)) to issue and deliver, if applicable), in accordance to the terms hereof to or upon the order of the Holder, that number of Shares for the portion of this Warrant exercised as shall be determined in accordance herewith. Upon the Exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action, including the instructions to and the costs associated with obtaining and delivering an opinion of counsel, if applicable, to assure that any such Transfer Agent shall, to the extent applicable issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of Shares issuable upon such Exercise. “Delivery Period” means the period beginning on the Date of Exercise and ending (i) in the case of an exercise made prior to an IPO Event, fifteen (15) Business Days after such Date of Exercise and (ii) in the case of an exercise made after an IPO Event, three (3) Business Days after such Date of Exercise. “Exercise Shares” means the number of Shares that are issuable by the Company in respect of an exercise hereunder.

(d) Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect issuance or delivery of the Exercise Shares by the end of the Delivery Period (a “Delivery Failure”), the Holder will be entitled to revoke all or part of the relevant Exercise Form by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company (or until the date the applicable Exercise Shares are delivered, if earlier).

(e) Legends.

(i) Restrictive Legend. The Holder understands that, for so long as required pursuant to the Investor Agreements, the Exercise Shares shall contain the restrictive legends required pursuant to the terms of the Investor Agreements (the “IRA Legends”). The Holder further understands that following the later of the Mandatory Conversion Time and the IPO Event, until the Exercise Shares have been registered for resale under the Securities Act or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold is available, the Exercise Shares may bear a restrictive legend (the “Securities Legend”) or the Securities Legend shall apply, as applicable, in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

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(ii) Removal of Restrictive Legends. The Exercise Shares shall not contain the Securities Legend and no legend (other than the IRA Legends, if required under the Investor Agreements) shall apply, as applicable, restricting the transfer thereof: (A) while a registration statement covering the sale or resale of such security is effective under the Securities Act, or (B) following any sale of such Exercise Shares pursuant to Rule 144, or (C) if such Exercise Shares are eligible for sale under Rule 144(b)(1) without volume restriction, or (D) if transfer restrictions are not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). Upon request to the Company by Holder to remove the Securities Legend from any Exercise Shares or to issue Exercise Shares without the Securities Legend upon exercise of the Warrant, in either case based on an Unrestricted Condition being met, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the satisfaction of an Unrestricted Condition if required by the Company’s transfer agent to effect the issuance of the Exercise Shares without such restrictive legend or removal of the legend hereunder, subject, in respect of a legend removal request prior to effectiveness of a registration statement covering the resale of the Warrant Shares, receipt by such counsel of certification of the holder of the Exercise Shares that it is not at such time, and has not been during the previous three month period, an affiliate of the Company (a “Rule 144 Certification”). If an Unrestricted Condition is met at the time of issuance of the Exercise Shares, then such Exercise Shares shall be issued free of all legends (other than any IRA Legends required under the Investor Agreements). The Company agrees that following such time as an Unrestricted Condition is met or such legend is otherwise no longer required under this Section 2(e), it will, upon delivery of a written request to the Company by the holder of the Exercise Shares to remove the Securities Legend based upon an Unrestricted Condition being met, no later than the date (such date, the “Legend Removal Date”) that is the later of (A) three (3) Trading Days (or fifteen (15) Business Days if prior to an IPO Event) following the delivery by the holder to the Company or the Transfer Agent of the Exercise Shares, issued with such restrictive legend and (B) if (and only if) a Rule 144 Certification is required by the second sentence of this paragraph, two (2) Business Days after the date of delivery of the Rule 144 Certification to counsel to the Company, deliver or cause to be delivered to such holder the Exercise Shares free of all restrictive legends, and/or a confirmation (or electronic transfer) confirming in respect of such shares that it is free from all restrictive and other legends (other than any IRA Legends then required under the Investor Agreements).

(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from any securities as set forth in
Section 2(e) above is predicated upon the Company’s reliance that the Holder will sell such Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or a valid exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f) Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise, of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Shares for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Shares; provided, however, as set forth in
Section 2(b), Holder shall not be required to physically surrender this warrant if the Warrant is not exercised in full.

(g) Holder of Record. Each person in whose name any Warrant for Shares is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery or issuance of the Shares purchased upon the Exercise of this Warrant.

(h) Delivery of Electronic Shares. Following the Mandatory Conversion Time, in lieu of delivering physical certificates representing the Common Stock issuable upon Exercise or legend removal, or representing Failure Payment Shares, provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, the Company shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon Exercise to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(i) Buy-In. Following the Mandatory Conversion time, in addition to any other rights available to the Holder, if the Company fails to cause its Transfer Agent to transmit to the Holder a certificate or certificates, or electronic shares

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through DWAC, representing the Exercise Shares pursuant to an Exercise on or before the Delivery Period, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times and (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise to cover the sale of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

3. Payment of Warrant Exercise Price for Cash Exercise or Cashless Exercise; Cashless Major Exercise and Cashless Default Exercise.

(a) Exercise Price. The Exercise Price (“Exercise Price”) shall equal $[        ] per share (with respect to shares of Series D Preferred Stock) and, from and after the Mandatory Conversion Time shall equal the Exercise Price in effect immediately prior to the Mandatory Conversion Time divided by the prevailing Per Share Underlying Common Amount, subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.

Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i) Cash Exercise: The Holder may exercise this Warrant in cash, bank or cashier’s check, wire transfer or through a reduction of an amount of principal outstanding under any Notes (as defined in the Facility Agreement) in accordance with Section 2.3(b) of the Facility Agreement, then held by the Holder (a “Cash Exercise”); or

(ii) Cashless Exercise: The Holder, at its option, may exercise this Warrant in a cashless exercise transaction. In order to effect a Cashless Exercise, the Holder shall send to the Company (via overnight mail, electronic mail or facsimile) at its principal office a notice of cashless election, in which event the Company shall issue Holder a number of Shares computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where: X = the number of Shares to be issued to Holder.

Y = the number of Shares for which this Warrant is being Exercised.

A = (i) prior to an IPO Event, the Fair Market Value of each Share and (ii) after an IPO Event the product of (x) the applicable Per Share Underlying Common Amount immediately following such Exercise multiplied by (y) the Market Price of one (1) share of Common Stock (for purposes of this Section 3(a)(ii), where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of a share of the Company’s Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date in question); provided, that if the Mandatory Conversion Time shall have occurred, such amount shall equal the Market Price of one (1) share of Common Stock.

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B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”), or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the OTC Pink Market operated by the OTC Markets Group, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above (including because the Company’s Shares are not then listed on any principal securities exchange or trading market or any over the counter market), the Volume Weighted Average Price shall be the Fair Market Value for which the calculation of the Volume Weighted Average Price is required in order to determine the Exercise Price of such Warrants. “Trading Day” shall mean any day on which the Shares are traded for any period on the principal securities exchange or other securities market on which the Shares are then being traded or, prior to such time as the Shares are so traded, shall mean any Business Day.

For purposes of Rule 144 and sub-section (d)(3)(x) thereof, it is intended, understood and acknowledged that the Shares issuable upon Exercise of this Warrant in a Cashless Exercise transaction and the shares of Common Stock issuable upon conversion of such Shares shall be deemed to have been acquired at the time this Warrant was originally issued. Moreover, it is intended, understood and acknowledged that the holding period for the Shares issuable upon Exercise of this Warrant in a Cashless Exercise transaction and the shares of Common Stock issuable upon conversion of such Shares shall be deemed to have commenced on the date this Warrant was issued. As provided in Section 2(b), the Holder shall only be required to physically surrender this Warrant in the event that the Holder is exercising this Warrant in full.

(b) Dispute Resolution. In the case of a dispute as to the determination of the closing price, the Volume Weighted Average Price or the Fair Market Value or the arithmetic calculation of the Exercise Price, Market Price or any Major Transaction Warrant Early Termination Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Exercise Notice, or other event giving rise to such dispute, as the case may be, to the Holder. If the Required Holders and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (i) the disputed determination of the closing price, the Volume Weighted Average Price or the Fair Market Value or Major Transaction Early Warrant Early Termination Price to a nationally recognized, independent, reputable investment bank selected by the Company and approved by the Required Holders, which investment bank shall not have provided services to either the Company, the Holder or any of their respective Affiliates during the five-year period preceding the date of its selection, or (ii) the disputed arithmetic calculation of the Exercise Price, Market Price or any Major Transaction Warrant Early Termination Price to the Company’s independent, outside accountant. The Company shall exercise commercially reasonable efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Required Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error and the Company shall pay the fees and costs of such investment banker or accountant.

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4. Transfer. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

5. Adjustments Upon Certain Events.

(a) Participation. The Holder, as the holder of this Warrant, shall be entitled to receive from the Company such amount equal to the amount of dividends paid and distributions of any kind made to the holders of Series D Preferred Stock or Common Stock to the same extent as if the Holder had Exercised this Warrant into Shares (or, as applicable, had converted such Shares of Series D Preferred Stock into shares of Common Stock) and had held such Shares or conversion shares, as applicable, on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Shares or Common Stock, as the case may be.

(b) Recapitalization or Reclassification. If the Company shall at any time effect a stock split, payment of stock dividend, recapitalization, reclassification or other similar transaction of such character that the Shares (whether shares of Series D Preferred Stock or Common Stock) shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of Shares which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares by reason of such stock split, payment of stock dividend, recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Shares of any transaction described in this Section 5(b).

(c) Rights Upon Major Transaction.

(i) Major Transaction. In the event that a Major Transaction (as defined below) occurs, then the Holder, at its option, may require the Company to redeem all or any portion of the Holder’s outstanding Warrants in accordance with Section 5(c)(iii) below. In the event the Holder shall not have exercised any of its rights under the immediately preceding sentence within the applicable time periods set forth herein, then the Major Transaction shall be treated as an Assumption (as defined below) in accordance with Section 5(c)(ii) below. Notwithstanding anything herein to the contrary, the Holder may waive the above provisions of this Section 5(c) with respect to any Major Transaction and, without limitation, may elect to Exercise this Warrant prior to any Major Transaction.

Each of the following events shall constitute a “Major Transaction”:

(A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of shares of voting stock of the Company immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of voting stock or (b) no longer have the ability to elect a majority of the board of directors of the Company, or (2) as a result of which Shares or shares of voting stock shall be changed into (or the holders of Shares or shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of another entity (collectively, a “Change of Control Transaction”);

(B) the sale or transfer in one transaction or a series of related transactions of (i) all or substantially all of the assets of the Company to any Person or (ii) assets of the Company for a purchase price equal to more than 50% of the Applicable Value (as defined below);

(C) a third party purchase, tender or exchange offer made to the holders of outstanding Shares or shares of any class(es) or series capital stock, such that following such purchase, tender or exchange offer a Change of Control Transaction shall have occurred;

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(D) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Company;

(E) after an IPO Event the shares of Common Stock cease to be listed on any Eligible Market on which they are then listed or quoted and are not promptly re-listed or requoted on an Eligible Market;

(F) at any time after an IPO Event, the shares of Common Stock cease to be registered under Section 12 of the Exchange Act; or

(G) any “Event of Liquidation” occurs under the terms of the Charter;

provided, however, that, a Major Transaction or Change of Control shall not be deemed to have occurred solely as a result of the transfer of ownership of any shares of capital stock of the Company without the consent or agreement of the Company; provided that such proviso shall not apply to an event specified in subsection (G) of the definition of Major Transaction.

(ii) Assumption. The Company shall not enter into or be party to a Major Transaction that is to be treated as an Assumption pursuant to Section 5(c)(i), unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant, the Facility Agreement (and any notes issued thereunder) and provides registration rights comparable to those provided to the initial Holder under the Investor Rights Agreement, in accordance with the provisions of this Section (ii) (an “Assumption”) pursuant to written agreements and instruments (“Assumption Agreements”) necessary to effect such Assumption in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Major Transaction (such consents and approvals not to be unreasonably withheld or delayed), including the delivery to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants (the “Successor Warrant”), including, without limitation, representing the appropriate number of shares of the Successor Entity having the exercise rights contained herein (including but not limited to the prevailing aggregate Exercise Price at such time and underlying number and type of securities, based on the price per share or conversion ratio to be received by the holders of Shares in the Major Transaction) and containing the other rights set forth herein, in each case, reasonably satisfactory to the Required Holders; provided, however, that the Facility Agreement and any notes issued thereunder shall not be required as Assumption Agreements in the event the Company has prepaid all outstanding indebtedness (and all accrued interest) owed under the Facility Agreement. The provisions of this Section shall apply similarly and equally to successive Major Transactions and shall be applied without regard to any limitations on the exercise of this Warrant including any applicable ownership limitations. The Company shall not effect a Major Transaction that is being treated as an Assumption unless the Successor Warrant and other Assumption Agreements are issued and delivered to the Holder in accordance with the provisions hereof concurrently with the consummation of such Major Transaction and such issuance and delivery shall be an express written condition precedent to consummation of such Major Transaction.

(iii) Notice; Major Transaction Early Termination Right. At least twenty (20) days prior to the consummation or occurrence of any Major Transaction, but, in any event, within five (5) Business Days following the first to occur of (x) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, (y) the day following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time, or (z) the date of execution of the definitive agreement with respect to a Major Transaction, if such agreement is executed prior to an IPO Event, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Major Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Major Transaction Notice and ending five (5) Trading Days prior to the consummation of a Major Transaction (or portion thereof) described in Section 5(c)(i) (the “Early Termination Period”), the Holder may require the Company to redeem (an “Early Termination Upon Major Transaction”) all or any portion of this Warrant (without regard to any ownership limitations hereunder) by delivering written notice thereof (a “Major Transaction Early Termination Notice”) to the Company, which Major Transaction Early Termination Notice shall indicate the portion of the principal amount (the “Early Termination Principal Amount”) of the Warrant (by reference to the number of shares issuable upon a Cash Exercise of the Principal Amount) that the Holder is electing to have redeemed. The portion of this Warrant subject to redemption pursuant to this Section 5(c)(iii) (the “Redeemable Shares”), shall be redeemed by the Company at a price (the “Major Transaction Warrant Early Termination Price”) payable in cash equal to the “Black-Scholes Value” of the Early Termination Principal Amount determined by use of the Black-Scholes Option Pricing Model using the criteria set forth in Schedule 1 hereto (the “Black-Scholes Value”).

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(iv) Escrow; Payment of Major Transaction Warrant Early Termination Price. The Company shall not effect a Major Transaction that is being treated as an early termination unless it (1) either (a) shall first place into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing date of the Major Transaction (the “Major Transaction Escrow Deadline”), an amount of cash equal to the Major Transaction Warrant Early Termination Price or (b) obtains the written agreement of the Successor Entity that the payment of the Major Transaction Warrant Early Termination Price shall be made to the Holder concurrently with the consummation of such Major Transaction and such issuance or payment shall be a condition precedent to consummation of such Major Transaction; (2) in the case of a Major Transaction (or applicable portion) that is being treated as an Assumption, shall first cause the Successor Entity to issue and deliver the Successor Warrant and any applicable Assumption Agreements to the Holder in accordance with subsection (ii) above, and (3) in the event of a Major Transaction prior to an IPO Event with a Private Successor Entity that is not a Cash-Out Major Transaction and that is being treated as a redemption hereunder, causes the Successor Entity to provide the Holder with appropriate and reasonable access to information (subject to execution by the Holder of a non-disclosure agreement in customary and reasonable form) to determine the fair market value of its shares as per Schedule 1 hereto and to submit any dispute with the Holder as to such determination to a dispute resolution similar to that provided in Section 3(b) hereof. The Company shall, concurrently upon closing of such Major Transaction, pay or instruct the escrow agent to pay the Major Transaction Warrant Early Termination Price to the Holder.

(v) Injunction. In the event that the Company attempts to consummate a Major Transaction without (1) either (a) placing the Major Transaction Warrant Early Termination Price in escrow in accordance with subsection (iii) above, as applicable, (b) paying the Major Transaction Warrant Early Termination Price to the Holder prior to consummation of such Major Transaction, or (c) obtaining the written agreement of the Successor Entity described in subsection (iii) above; (2) in the case of a Major Transaction (or applicable portion) that is being treated as an Assumption, causing the Successor Entity to issue and deliver the Successor Warrant and any applicable Assumption Agreements to the Holder and (3) in the case of a Major Transaction with a Private Successor Entity that is not a Cash-Out Major Transaction and that is being treated as a redemption, causing the Successor Entity to take the actions described in subsection (iii) above, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until such applicable required action is completed, in full.

An early termination required by this Section 5(c) shall have priority to payments to holders of capital stock in connection with a Major Transaction and to the extent an early termination required by this Section 5(c)(iii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Warrant by the Company, such early termination shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, until the Major Transaction Early Termination Price is paid in full, this Warrant may be exercised, in whole or in part, by the Holder into Shares, or in the event the Exercise Date is after the consummation of the Major Transaction, shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 5(c). The parties hereto agree that in the event of the Company’s early termination of any portion of the Warrant under this Section 5(c), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 5(c) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

For purposes hereof:

“Applicable Value” means (i) at any time that the Company is subject to the reporting requirements under the Exchange Act, (A) the product of (x) the number of issued and outstanding shares of Common Stock on the date the Company delivers the Major Transaction Notice multiplied by (y) the per share closing price of the Common Stock on such date plus (B) the amount of the Company’s debt as shown on the latest financial statements filed with the SEC (the “Current Financial Statements”) plus (C) the aggregate liquidation preference of each class of the Company’s preferred stock less (D) the amount of cash and cash equivalents of the Company as shown on the Current Financial Statements; and (ii) at any time that the Company is not subject to the reporting requirements under the Exchange Act, the book value of the Company’s assets as shown on the most recent financial statements of the Company.

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“Cash-Out Major Transaction” means a Major Transaction in which the consideration payable to holders of capital stock in connection with the Major Transaction (whether paid directly or in liquidation of the Company or as a distribution following such Major Transaction) consists solely of cash.

“Eligible Market” means the New York Stock Exchange, Inc., the NYSE Arca, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the NYSE Alternext U.S.

“IPO Event” means the date on which shares of the Company become registered under the Securities Act of 1933, as amended.

“Mixed Major Transaction” means a Major Transaction in which the consideration payable to the shareholders of the Company consists partially of cash and partially of securities of a Successor Entity.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Major Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Private Successor Entity” means a Successor Entity that is not a Publicly Traded Successor Entity.

“Publicly Traded Successor Entity” means a Successor Entity that is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (as defined above).

“Qualified IPO” means the closing of the sale of shares of the Common Stock to the public at a price of at least $1.25 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, with at least $25,000,000 of gross proceeds to the Company and a listing of the Common Stock on the Nasdaq Stock Market or the New York Stock Exchange.

“Successor Entity” means any Person purchasing the Company’s assets or capital stock, or any successor entity resulting from such Major Transaction, or if the Warrant is to be exercisable for shares of capital stock of its Parent Entity (as defined above), its Parent Entity.

(d) Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3(a) of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as appropriately adjusted from time to time in accordance with the provisions of said subsection. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the aggregate Exercise Price in relation to the split adjusted and distribution adjusted price of the Shares.

(e) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Shares) then, wherever appropriate, all references herein to Shares shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

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(f) Adjustment of Exercise Price upon Issuance of Common Stock, Options, Convertible Securities, Etc.

(i) If at any time after the Mandatory Conversion Time for so long as this Warrant is outstanding, the Company (x) issues or sells any Common Stock, Convertible Securities, warrants, or Options or (y) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the greater of (I) the closing sale price per share of the Common Stock on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on the Trading Day immediately preceding such issue or sale (“Fair Market Price”), or (II) the Exercise Price, then in each such case the Exercise Price in effect immediately prior to such issue or sale date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Exercise Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. The foregoing provision shall not apply to any issuances or sales of Common Stock or Convertible Securities (i) pursuant to any Convertible Securities or Options currently outstanding on the date hereof in accordance with the terms of such Convertible Securities in effect on the date hereof provided that such securities have not been amended since the date hereof to directly or indirectly effectively reduce the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, or (ii) any Common Stock issued or issuable upon exercise of any options to employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer of employment), in each case in connection with any Approved Stock Plan (as defined below).

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities or Options, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities or Options shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities or Options, and provided further that to the extent such Convertible Securities or Options expire or terminate unconverted or unexercised, then at such time the Exercise Price shall be readjusted as if such portion of such Convertible Securities or Options had not been issued.

For purposes of this Section 5(f), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Exercise Price shall be used.

(ii) Record Date. If the Company takes a record of the holders of Shares for the purpose of entitling them (1) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii) Certain Definitions. For purposes of this Section 5(f), the following terms have the respective meanings set forth below:

“Approved Stock Plan” means any employee benefit plan which has been duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company’s securities may be issued to any employee, consultant, advisor, officer or director (or any individual who has accepted an offer of employment) for services provided to the Company, and in all cases, providing for an Exercise Price that is at or above the fair market value (as defined in such Approved Stock Plan).

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

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“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities or Options, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause an adjustment hereunder), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

(g) Notice of Adjustments. Whenever the Exercise Price is adjusted pursuant to the terms of this Warrant, the Company shall promptly mail to the Holder a notice (an “Exercise Price Adjustment Notice”) setting forth the Exercise Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of Shares and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(f), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holder would be entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Exercise Form.

(h) Failure of Qualified Public Offering to Occur. In the event that no Qualified Public Offering has occurred prior to the date that is thirty (30) days prior to the expiration of the Term, the Holder shall have the right, by prior written notice delivered via electronic mail, facsimile, regular mail or overnight delivery to the Company at least five (5) days prior to the expiration of the Term (the “Term Redemption Notice”) to require the Company to redeem this Warrant, on or prior to the date of the expiration of the Term, for an amount in cash equal to the excess, if any, of (x) the Underlying Share Fair Market Value, over the (y) the aggregate Exercise Price of all Shares underlying this Warrant at such time. For purposes hereof, “Underlying Share Fair Market Value” means the Fair Market Value of the remaining Shares issuable upon a Cash Exercise of this Warrant as of the date of the Term Redemption Notice. Within five (5) Business Days of receipt of a Term Redemption Notice, the Company shall submit its calculation of “Underlying Share Fair Market Value” and supporting documentation, to the Holder. Any dispute shall be handled in accordance with the dispute resolution mechanism set forth in Section 3(b). Notwithstanding anything herein to the contrary, the provisions of this Section 5(g) shall survive the expiration of the Term of this Warrant.

(i) Adjustments for Diluting Issuances. The number of shares of Common Stock (or the number and type of other securities, as applicable) issuable upon conversion of the shares of Series D Preferred Stock for which this Warrant is exercisable, are subject to adjustment, from time to time, in the manner set forth in the Charter as if the shares of Series D Preferred Stock for which this Warrant is exercisable were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth in the Charter relating to adjustments to the Common Stock (or the number and type of other securities) into which shares of Series D Preferred Stock are convertible in effect as of the date hereof may not be amended, modified or waived, without the prior written consent of the Required Holders unless such amendment, modification or waiver affects the rights associated with all shares of
Series D Preferred Stock in the same manner. Nothing in this subsection (h) shall in any way derogate from any other rights of the Holder set forth herein.

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6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of Shares. If, on Exercise of this Warrant, Holder would be entitled to a fractional Share or a right to acquire a fractional Share, such fractional share shall be disregarded and the number of Shares issuable upon Exercise shall be the next higher whole number of shares.

7. Authorized Share Capital.

From and after the date hereof, the Company shall procure (including by obtaining all corporate authorizations for issuance of warrants and the underlying securities, the exclusion of pre-emptive rights as well as waivers of any transfer restrictions) that, at all times, its authorized share capital shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price and for the conversion of all Shares issuable hereunder and payment of the exercise price applicable to such Shares. If at any time the amount of the authorized share capital of the Company is below the number of shares sufficient for the Exercise of this Warrant or the conversion of the Shares issuable hereunder (a “Share Authorization Failure”) (based on the Exercise Price or conversion price, as the case may be, in effect from time to time), the Company will promptly take all corporate action necessary to increase the authorized share capital of the Company, including, without limitation, calling a special meeting of shareholders and/or any other relevant corporate body to amend the Charter increasing the authorized share capital of the sufficiently high to meet the Company’s obligations under this Section 7. The Company covenants and agrees that upon the Exercise of this Warrant, all Shares issuable upon such Exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person.

8. Restrictions on Transfer.

(a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration or qualification under applicable state laws. None of the Warrant or the Exercise Shares may be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(a)(1) and a half” transaction.

(b) Assignment. Subject to Section 8(a), the Holder may sell, transfer, assign, pledge, or otherwise dispose of this Warrant (a “Transfer”), in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Warrant shall be assigned and the respective number of warrants to be Transferred to each transferee. The Company shall effect the Transfer within three (3) Business Days of the satisfaction by a transferring Holder of all requirements of this Warrant for Transfer (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. For avoidance of doubt, following an IPO Event, in the event Holder notifies the Company that such sale or transfer is a so called “4(a)(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C that may be relied upon by the Company shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(a)(1) and half” transaction. Notwithstanding the foregoing, any Transfer of this Warrant, in whole or in part while the terms of any such Investor Agreement are applicable to the Holder in its capacity as holder of this Warrant, shall be subject to as a condition of such Transfer the transferee entering into and becoming party, to the same extent as the transferring Holder in its capacity as holder of this Warrant, to (i) the Investor Rights Agreement, (ii) the ROFR Agreement, and (iii) the Voting Agreement, as applicable.

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9. Noncircumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its Charter, bylaws, shareholders agreement or through any reorganization, transfer of assets, consolidation, merger, demerger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times exercise best efforts and good faith to carry out all the provisions of this Warrant and take all action as may be reasonably required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value or the rights or terms of any Shares or of the Common Stock without the prior consent of the Holder, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant.

10. Events of Failure; Definition of Black-Scholes Value.

(a) Definition.

The occurrence of each of the following shall be considered to be an “Event of Failure.”

(i) a Delivery Failure occurs, where a “Delivery Failure” shall be deemed to have occurred if the Company fails to issue and deliver Exercise Shares to the Holder within any applicable Delivery Period;

(ii) a Legend Removal Failure occurs, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to issue Exercise Shares without a restrictive legend pursuant to the requirements of Section 2, or fails to remove a restrictive legend pursuant to the requirements of Section 2 or fails to remove any IRA Legend at a time when such legend is not required pursuant to the Investor Agreements;

(iii) a Transfer Delivery Failure occurs, where a “Transfer Delivery Failure” shall be deemed to have occurred if the Company fails to deliver a Warrant pursuant to Sections 4 and 8 within any applicable Transfer Delivery Period; or

(iv) a “Registration Failure” occurs.

For purposes hereof, a “Registration Failure” shall have occurred if the Company shall have failed to comply with its obligations to the Holder under Section 2 of the Investor Rights Agreement.

(b) Failure Payments; Black-Scholes Determination. The Company understands that any Event of Failure (as defined above) could result in economic loss to the Holder. In the event that any Event of Failure occurs, as compensation to the Holder for such loss, the Company agrees (as liquidated damages and not as a penalty) to pay on a daily basis to the Holder an amount payable in cash (“Failure Payments”) equal to the amount resulting from the quotient of (A) the amount resulting from the product of (i) eighteen percent (18%) per annum (or the maximum rate permitted by applicable law, whichever is less), multiplied by (ii) the Black-Scholes value (as determined below) of the remaining unexercised portion of this Warrant (without regard to any ownership limitations hereunder) on the date of such Event of Failure (as recalculated on the first Business Day of each month thereafter for as long as Failure Payments shall continue to accrue), where the result of such product is divided by (B) 365, and such amount shall accrue daily from the date of such Event of Failure until the Event of Failure is cured. For purposes of clarification, it is agreed and understood that Failure Payments shall continue to accrue following any Event of Default until the applicable Default Amount is paid in full.

The Company shall satisfy any Failure Payments under this Section pursuant to Section 10(c) below. Failure Payments are in addition to any Warrant Shares that the Holder is entitled to receive upon Exercise of this Warrant.

For purposes hereof, the “Black-Scholes” value of a Warrant shall be determined by use of the Black-Scholes Option Pricing Model using the criteria set forth on Schedule 1 hereto.

(c) Payment of Accrued Failure Payments. The Failure Payment for each Event of Failure shall be paid on or before the fifth (5th) Business Day of each month following a month in which Failure Payments accrued. Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Failure Payments) for the Company’s Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). If a particular Event of Failure results in an Event of Default pursuant to Section 11 hereof, then the Failure Payment, for that Event of Failure only, shall be considered to have been satisfied upon payment to the Holder of an amount equal to the greater of (i) the Failure Payment, or (ii) the Default Amount, payable in accordance with Section 11.

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(d) Maximum Interest Rate. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

11. Default.

(a) Events Of Default. Each of the following events shall be considered to be an “Event of Default” unless waived by the Holder:

(i) Failure To Deliver Shares. A Delivery Failure (as defined above) occurs and remains uncured for a period of more than twenty (20) days or at any time, the Company announces or states in writing that it will not honor its obligations to issue Shares to the Holder upon Exercise by the Holder of the Exercise rights of the Holder in accordance with the terms of this Warrant;

(ii) Legend Removal Failure. A Legend Removal Failure (as defined above) occurs and remains uncured for a period of twenty (20) days;

(iii) Transfer Delivery Failure. Transfer Delivery Failure (as defined above) occurs and remains uncured for a period of twenty (20) days;

(iv) Corporate Existence; Major Transaction. (A) The Company has failed to obtain the written agreement of the Successor Entity, or to cause the Successor Entity to take the actions required, pursuant to Section 5(c)(iv) or (B) with respect to a Major Transaction that is to be treated as an Assumption under the terms hereof, the Company has failed to meet the Assumption requirements of
Section 5(c)(ii); and

(v) Failure to Effect Registration. With respect to all Registration Failures, a Registration Failure occurs and remains uncured for a period of more than thirty (30) days.

(b) Mandatory Early Termination.

(i) Mandatory Early Termination Amount. If any Events of Default shall occur then, unless waived by the Holder, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), the Company shall be obligated to terminate the outstanding amount of this Warrant and pay to the Holder (a “Mandatory Early Termination”), in full satisfaction of its obligations hereunder by delivery of a notice to such effect to the Holder within two (2) Business Days following receipt of the Default Notice, an amount payable in cash (the “Default Amount”) equal to the greater of (1) the Black-Scholes value (as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant (without regard to any ownership limitations hereunder) on the date of such Default Notice and (2) the Black-Scholes value (also as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant (without regard to any ownership limitations hereunder) on the Trading Day immediately preceding the date that the Mandatory Early Termination Amount is paid to the Holder.

The Mandatory Early Termination Amount shall be payable within five (5) Business Days following the date of the applicable Default Notice.

(ii) Liquidated Damages. The parties hereto acknowledge and agree that the sums payable as Failure Payments or pursuant to a Mandatory Early Termination shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly

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disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(c) Posting Of Bond. In the event that any Event of Default occurs hereunder, the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in the amount of 130% of the aggregate Surety Bond Value (as defined below) of all of the Holder’s Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of this Warrant, the Facility Agreement and the Registration Rights Agreement.

“Surety Bond Value,” for the Warrants shall mean 130% of the of the Black-Scholes value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that such bond goes into effect).

(d) Injunction And Posting Of Bond. In the event that the Event of Default referred to in subsection (c) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Exercise of all or part of said Warrant shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount, which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(e) Remedies, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Facility Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

11. Holder’s Early Terminations.

In the event that the Company does not deliver the Major Transaction Warrant Early Termination Price or the Default Amount, as the case may be, to the Holder within the time period or as otherwise required pursuant to the terms hereof, at any time thereafter the Holder shall have the option, upon notice to the Company, in lieu of early termination, to require the Company to promptly return to the Holder all or any portion of this Warrant that was submitted for early termination or exercise. Upon the Company’s receipt of such notice, (x) the applicable early termination or exercise, as the case may be, shall be null and void with respect to such applicable portion of this Warrant and (y) the Company shall immediately return this Warrant, or issue a new Warrant to the Holder representing the portion of this Warrant that was submitted for early termination or exercise. The Holder’s delivery of a notice voiding an early termination or exercise and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Failure Payments which have accrued prior to the date of such notice with respect to the Warrant subject to such notice.

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12. Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

13. Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

14. Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security or an affidavit of loss, theft or destruction, reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

15. Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by mail, electronic mail or facsimile per the addresses or numbers, as the case may be, set forth in Section 2 hereof, until another address or number is designated in writing by the Company. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

16. Amendment; Waiver.

The terms and provisions of this Warrant shall not be amended or waived except in a writing signed by the Company and the Holder, provided that the Company and the Required Holders may in writing amend the Warrants on behalf of all of the holders of Warrants.

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IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the     day of             , 20    .

KEMPHARM, INC.

By:
Name:
Title:

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EXHIBIT A

EXERCISE FORM FOR WARRANT

TO: [                    ]

CHECK THE APPLICABLE BOX:

☐	Cash Exercise or Cashless Exercise

The undersigned hereby irrevocably exercises the attached warrant (the “Warrant”) with respect to Shares of Kempharm, Inc., a Delaware corporation (the “Company”), and, if pursuant to a Cashless Exercise, herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

☐	[IF APPLICABLE: The undersigned hereby encloses $ as payment of the Exercise Price.]

☐	[IF APPLICABLE: The undersigned hereby agrees to cancel $ of principal outstanding under Notes of the Company held by the Holder.]

1. The undersigned requests that any stock certificates for such shares be issued free of any restrictive legend, if appropriate, and, if requested by the undersigned, a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.

2. Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

Dated:

Signature
Print Name
Address

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase                      Shares (as defined in the Warrant) of Kempharm, Inc., a Delaware corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint                      attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Warrant:

Name
Address
Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT C

FORM OF OPINION

            , 20

[                    ]

Re: [                    ] (the “Company”)

Dear Sir:

[                    ] (“[                    ]”) intends to transfer                      Warrants (the “Warrants”) of the Company to                     (“                     ”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, we have examined and relied upon the truth of representations contained in an Investor Representation Letter attached hereto and have examined such other documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Warrants by                      to                      may be effected without registration under the Securities Act, provided, however, that the Warrants to be transferred to                      contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Warrants is subject to a stop order.

The foregoing opinion is furnished only to                      and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

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Schedule 1

Black-Scholes Value

	Calculation Under Section 5(c)(iii)	Calculation Under Section 10(b) or 11(b)

Number of Shares	The number of Warrant Shares subject to such redemption.	The number of Warrant Shares subject to such redemption.

Remaining Term	If the Major Transaction is consummated prior to the IPO Event, the number of days from the earlier of (i) the date of execution of a definitive agreement with respect to such Major Transaction and (ii) the date of the Major Transaction Notice, until the last date on which the Warrant may be Exercised; if the Major Transaction is consummated after the IPO Event, the number of calendar days from the earlier of (x) date of public announcement of the Major Transaction and (y) the date of the Major Transaction Notice, until the last date on which the Warrant may be Exercised.	Number of calendar days from date of the Event of Failure until the last date on which the Warrant may be exercised.

Interest Rate	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Remaining Term.	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Remaining Term.

Cost to Borrow	Zero	Zero

Volatility	60%	60%

Stock Price

Pre-IPO Event

(A) Cash-Out Major Transaction; Cash Portion of Mixed Major Transaction

The greater of (i) the amount of cash payable or distributable per Applicable Share pursuant to the terms of the Charter in connection with such Major Transaction and (ii) the per share amount of cash consideration payable per Applicable Share in connection with such Major Transaction.

“Applicable Share” means (1) following the Mandatory Conversion Time, a share of Common Stock and (2) prior to the Mandatory

The Volume Weighted Average Price of a shares of Common Stock on the date of such calculation (if following the Mandatory Conversion Time) and the Fair Market Value of an Applicable Share at the time of such calculation (if prior to the Mandatory Conversion Time).

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Conversion Time, whichever of (x) and (y) would result in a greater calculation where (x) is a share of Series D Preferred Stock and (y) is a number of shares of Common Stock equal to the prevailing Per Share Underlying Common Amount.

“Mixed Major Transaction” means a Major Transaction in which the consideration payable to holders of Applicable Shares consists partially of cash and partially of securities of a Successor Entity (and potentially other non-cash property).

(B) Non-Cash Major Transaction; Non-Cash Portion of Mixed Major Transaction

The greater of (i) the Fair Market Value of the shares of such Successor Entity and the other property (other than cash) payable or distributable per Applicable Share pursuant to the terms of the Charter in connection with such Major Transaction and (ii) the sum of (A) the Fair Market Value of the property (excluding cash and shares of such Successor Entity) payable per Applicable Share in connection with such Major Transaction and (B) the number of shares of such Successor Entity issuable in such Major Transaction per Applicable Share multiplied by (x) in the case of publicly-traded shares of a Publicly Traded Successor Entity, the greater of (1) closing price per share of common stock of such Publicly Traded Successor Entity on the principal market on which such common stock is traded or listed (the “Successor Closing Market Price”) as of the date immediately preceding the first public announcement of the Major Transaction, (2) the Successor Closing Market Price on the trading day immediately preceding the date on which a Major Transaction is consummated and (3) the first Successor Closing Market Price following the first public announcement of a Major Transaction or (y) in the case of shares of a non-publicly traded Successor Entity (or non-publicly -traded shares in a transaction with a publicly-traded Successor Entity), the Fair Market Value for each share of the Successor Entity issuable or distributable in such Major Transaction. In the event of a Major Transaction with a Private Successor Entity that is not a Cash-Out Major Transaction and that is being treated as a redemption hereunder, the Company shall cause the Successor Entity to provide the Holder with appropriate and reasonable access to information (subject to execution by the Holder of a non-disclosure agreement in customary and reasonable form) to determine the Fair Market Value of its shares as per this Schedule and to submit any dispute with the Holder as to such determination to a dispute resolution similar to that provided in Section 3(b) hereof.

“Non-Cash Major Transaction” means a Major Transaction in which the consideration payable to holders of Applicable Shares in connection with such Major Transaction includes securities of a Successor Entity, but does not include cash.

(C) All Other Major Transactions (Pre-IPO Event). The Fair Market Value of a Warrant Share on the date of such calculation.

Post-IPO Event:

The greater of (1) the closing price of the Common Stock on NASDAQ, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed (the “Closing Market Price”) on the trading day immediately preceding the date on which a Major Transaction is consummated, (2) the first Closing Market Price following the first public announcement of a Major Transaction, (3) the Closing Market Price as of the date immediately preceding the first public announcement of the Major Transaction or (4) the amount of any consideration payable per Applicable Share in such Major Transaction. In the event such calculation is made prior to the Mandatory Conversion Time and the Warrant is then Exercisable for shares of Series D Preferred Stock, such prices described in (1), (2) and (3) shall be multiplied by the Per Share Underlying Common Amount.

Dividends	Zero.	Zero.

Strike Price	The Exercise Price (as defined in Section 3(a)).	The Exercise Price (as defined in Section 3(a)).